As filed with the Securities and Exchange Commission on April 20, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Bluerock Residential Growth REIT, Inc.

(Exact name of registrant as specified in governing instruments)

Maryland

(State or other jurisdiction of incorporation or organization)

26-3136483

(I.R.S. Employer Identification Number)

1345 Avenue of the Americas

32nd Floor

New York, New York 10105

(212) 843-1601

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

R. Ramin Kamfar

Bluerock Residential Growth REIT, Inc.

1345 Avenue of the Americas

32nd Floor New York, New York 10105

(212) 843-1601

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Richard P. Cunningham, Jr., Esq.

Kathryn A. Lawrence, Esq.

Kaplan Voekler Cunningham & Frank, PLC

1401 East Cary Street

Richmond, Virginia 23229

Telephone: (804) 823-4000

Facsimile: (804) 823-4099

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Class A Common Stock, $0.01 par value per share
Preferred Stock, $0.01 par value per share
Depositary Shares representing Preferred Stock
Debt Securities
Warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities
Units
Total	$4,406,114,743.42	$272,750.00	(4)

(1)	As permitted by General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), the fee table does not specify by each class of securities to be registered information as to the amount to be registered, proposed maximum offering price per share or unit, as applicable, or proposed maximum aggregate offering price.

(2)	There are being registered hereunder such indeterminate number, principal amount or liquidation amount of securities of the registrant as may from time to time be issued at indeterminate prices in offerings or upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder including, but not limited to, units consisting of equity securities and debt securities, equity securities and warrants, and warrants and debt securities.

(3)	Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act.

(4)	Pursuant to Rule 415(a)(6) under the Securities Act, $1,906,114,743.42 of the securities registered hereunder are unsold securities (the “Unsold Securities”) previously registered on a registration statement on Form S-3 (Registration No. 333-224990) filed by the registrant on May 17, 2018 and declared effective on May 23, 2018 (the “Prior Registration Statement”) and for which the registration fee was previously paid. Accordingly, the $237,311.29 registration fee previously paid in connection with such Unsold Securities will continue to be applied to such Unsold Securities. The amount of the registration fee shown above has been calculated based on the proposed maximum offering price of the additional $2,500,000,000.00 of securities being registered hereunder. As a result, a filing fee of $272,750.00 is being paid herewith. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities registered under the Prior Registration Statement, if not previously terminated, will be deemed terminated as of the date of effectiveness of this Registration Statement.

The registrant’s Prior Registration Statement was declared effective on May 23, 2018 and expires on May 23, 2021. Accordingly, the registrant is filing this new shelf Registration Statement for the purpose of continuing to provide the registrant with the ability to sell securities from time to time covered by this Registration Statement. The registrant has included in this Registration Statement, the Unsold Securities registered pursuant to the Prior Registration Statement. In accordance with Securities and Exchange Commission rules, the registrant may continue to offer and sell the Unsold Securities during the grace period afforded by Rule 415(a)(5). If the registrant sells any Unsold Securities during the grace period, the registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be carried forward to this Registration Statement in reliance upon Rule 415(a)(6) and the updated amount of new securities to be registered on this Registration Statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities registered under the Prior Registration Statement, if not previously terminated, will be deemed terminated as of the date of effectiveness of this Registration Statement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 20, 2021

PROSPECTUS

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

$2,500,000,000

Class A Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Units

We may offer, issue and sell from time to time, together or separately, the securities described in this prospectus at an aggregate public offering price that will not exceed $2,500,000,000.

This prospectus describes some of the general terms that apply to the securities. We will provide the specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. We also may authorize one or more free writing prospectuses to be provided to you in connection with an offering. The prospectus supplement and any free writing prospectus also may add, update or change information contained or incorporated in this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities.

Our Class A common stock, $0.01 par value per share, is listed on the NYSE American under the symbol “BRG.” On April 19, 2021, the last sale price of our Class A common stock as reported on the NYSE American was $9.51 per share. Our 7.625% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series C Preferred Stock”), is listed on the NYSE American under the symbol “BRG-PrC.” On April 19, 2021, the closing price of our Series C Preferred Stock as reported on the NYSE American was $25.60 per share. Our 7.125% Series D Cumulative Preferred Stock, $0.01 par value per share (the “Series D Preferred Stock”), is listed on the NYSE American under the symbol “BRG- PrD.” On April 19, 2021, the closing price of our Series D Preferred Stock as reported on the NYSE American was $25.5324 per share. Currently no market exists for our 6.00% Series B Redeemable Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock”), any of the underlying warrants to purchase shares of our Class A common stock (the “Warrants”), or our 6.150% Series T Redeemable Preferred Stock, $0.01 par value per share (the “Series T Preferred Stock”), and we do not expect a market to develop. We do not intend to apply for a listing of the Series B Preferred Stock, the Warrants or the Series T Preferred Stock on any national securities exchange.

We have elected to qualify as a real estate investment trust (a “REIT”), for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended (the “Code”). Shares of our capital stock are subject to ownership limitations that are intended, among other things, to assist us in maintaining our qualification as a REIT. Our charter contains certain restrictions relating to the ownership and transfer of our capital stock, including, subject to certain exceptions, a 9.8% ownership limit (in value or in number of shares, whichever is more restrictive) of common stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series T Preferred Stock. See “Description of Capital Stock — Restrictions on Ownership and Transfer” in this prospectus for a description of these restrictions.

Investing in our securities involves a high degree of risk. You should carefully read and consider “Risk Factors” included on page 6 of this prospectus, in our most recent Annual Report on Form 10-K, any of our subsequent Quarterly Reports on Form 10-Q and any of our Current Reports on Form 8-K, and under similar headings in the other documents that are incorporated by reference into this prospectus, and in any applicable prospectus supplement for a discussion of the risks that should be considered in connection with your investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                 , 2021

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on its front cover or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus for up to a total dollar amount of $2,500,000,000 at prices and on terms to be determined at the time of offering. The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained at the SEC’s website (www.sec.gov) and as otherwise may be indicated under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

This prospectus only provides you with a general description of the securities we may offer and sell from time to time, which is not meant to be a complete description of each such security. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

Unless otherwise indicated or the context requires otherwise, including with respect to the securities offered by this prospectus as described in “Description of the Securities We May Offer,” in this prospectus and any prospectus supplement hereto, references to “the company,” “we,” “us” and “our” mean Bluerock Residential Growth REIT, Inc., a Maryland corporation, together with its consolidated subsidiaries, including, without limitation, Bluerock Residential Holdings, L.P., a Delaware limited partnership of which we are the sole general partner, which we refer to as our “Operating Partnership.”

CERTAIN DEFINITIONS

We use certain defined terms throughout this prospectus, any prospectus supplement, and in other documents that are incorporated by reference into this prospectus, which terms have the following meanings:

Class A: Class A properties are generally properties that are recently built or substantially rehabilitated. Class A properties typically contain high-end interior finishes and modern ceiling heights, and offer a variety of amenities, which may include fitness/spa facilities, resort-style pool, business center and WiFi connectivity, and outdoor/indoor social gathering spaces.

Value-Add: We invest in well-located institutional-quality apartment properties with strong and stable cash flows in demographically attractive knowledge economy growth markets where we believe there exists significant potential for medium-term capital appreciation through renovation or redevelopment, to reposition the asset and drive future rental growth.

Opportunistic: We invest in properties available at opportunistic prices (i.e., at prices we believe are below those available in an otherwise efficient market) that exhibit some characteristics of distress, such as operational inefficiencies, significant deferred capital maintenance or broken capital structures providing an opportunity for a substantial portion of total return attributable to appreciation in value.

Invest-to-Own: Invest-to-Own investments generally consist of investment in the development of Class A properties where the investor can capture significant development premiums and minimize and/or eliminate development risks and guarantees. Our targeted Invest-to-Own investments will generally take the form of a convertible mezzanine loan or convertible preferred equity structure that provides income during the development period and/or the ability to capture development premiums at completion by exercising the conversion right to take control and an equity stake in the ownership of the project.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus and the information incorporated by reference into this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); Section 27A of the Securities Act of 1933, as amended (the “Securities Act”); and pursuant to the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward- looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology. We intend for these forward-looking statements to be covered by the applicable safe harbor provisions created by Section 27A of the Securities Act and Section 21E of the Exchange Act and the PSLRA.

The forward-looking statements included herein and incorporated herein by reference are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements.

Currently, one of the most significant factors, however, is the potential adverse effect of the current pandemic of the novel coronavirus (“COVID-19”) on the financial condition, results of operations, cash flows and performance of the company and the tenants of our properties, business partners within our network and service providers, as well as the real estate market and the global economy and financial markets. The extent to which COVID-19 impacts the company and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact (including governmental actions that may vary by jurisdiction, such as mandated business closing; “stay-at-home” orders; limits on group activity; and actions to protect residential tenants from eviction), and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, you should interpret many of the risks identified in this prospectus and the documents incorporated herein by reference, including our Annual Report on Form 10-K, as well as the risks set forth below, as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19.

Additional factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	the factors included in this prospectus and incorporated herein by reference, including those set forth under the heading “Risk Factors”;

•	our ability to invest the net proceeds of any capital offering in the manner set forth in this prospectus or any applicable prospectus supplement;

•	the competitive environment in which we operate;

•	real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets;

•	risks associated with geographic concentration of our investments;

•	decreased rental rates or increasing vacancy rates;

•	our ability to lease units in newly acquired or newly constructed apartment properties;

•	potential defaults on or non-renewal of leases by tenants;

•	creditworthiness of tenants;

•	our ability to obtain financing for and complete acquisitions under contract under the contemplated terms, or at all;

•	development and acquisition risks, including rising and unanticipated costs and failure of such acquisitions and developments to perform in accordance with projections;

•	the timing of acquisitions and dispositions;

•	the performance of our network of leading regional apartment owner/operators with which we invest through controlling positions in joint ventures;

•	potential natural disasters such as hurricanes, tornadoes and floods;

•	national, international, regional and local economic conditions;

•	board determination as to timing and payment of dividends, and our ability to pay future distributions at the dividend rates set forth in this prospectus or any applicable prospectus supplement;

•	the general level of interest rates;

•	potential changes in the law or governmental regulations that affect us and interpretations of those laws and regulations, including changes in real estate and zoning or tax laws, and potential increases in real property tax rates;

•	financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest and we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms or at all;

•	lack of or insufficient amounts of insurance;

•	our ability to maintain our qualification as a REIT;

•	litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and

•	possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us or a subsidiary owned by us or acquired by us.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus or incorporated herein by reference. All forward-looking statements are made as of the date of this prospectus or the date of any document incorporated herein by reference, and the risk that actual results will differ materially from the expectations expressed in this prospectus and included herein by reference will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus and included herein by reference, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus or included herein by reference will be achieved.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Bluerock Residential Growth REIT, Inc. was incorporated on July 25, 2008 under the laws of the state of Maryland. We elected to be taxed as a REIT for U.S. federal income tax purposes, commencing with our taxable year ended December 31, 2010. As a REIT, we generally are not subject to corporate-level income taxes. To maintain our REIT status, we are required, among other requirements, to distribute annually at least 90% of our “REIT taxable income,” as defined by the Code, to our stockholders. If we fail to qualify as a REIT in any taxable year, we would be subject to U.S. federal income tax on our taxable income at regular corporate tax rates. We were incorporated to raise capital and acquire a diverse portfolio of residential real estate assets.

On October 31, 2017, we became an internally-managed REIT as a result of the completion of the management internalization transactions (the “Internalization”), and we are no longer externally managed.

Our consolidated financial statements include the accounts of the company and our Operating Partnership. The company controls our Operating Partnership through its sole general partnership interest and conducts substantially all its business through our Operating Partnership.

The company’s principal business objective is to generate attractive risk-adjusted investment returns by assembling a high-quality portfolio of apartment properties located in demographically attractive growth markets and by implementing our investment strategies and our “Live/Work/Play Initiatives” to achieve sustainable long-term growth in both our core funds from operations and net asset value. We acquire institutional-quality apartment properties where we believe we can create long-term value for our stockholders utilizing our Value-Add, Opportunistic and Invest-to-Own investment strategies.

As of December 31, 2020, we owned interests in fifty-nine real estate properties, consisting of thirty-seven consolidated operating properties and twenty-two properties held through preferred equity, mezzanine loan and ground lease investments. For a further description of our portfolio of multifamily assets, see Item 2, “Properties” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated herein by reference, and as may be updated by our most recent Annual Report on Form 10-K, any of our subsequent Quarterly Reports on Form 10-Q and any of our Current Reports on Form 8-K and amendments thereto on Form 8-K/A, as applicable, which are incorporated, or deemed to be incorporated, by reference into this prospectus, and in the other documents incorporated by reference in this prospectus that we file with the SEC on or after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and as may be contained in any applicable prospectus supplement.

Our principal executive offices are located at 1345 Avenue of the Americas, 32nd Floor, New York, New York 10105. Our telephone number is (212) 843-1601. Our internet address is www.bluerockresidential.com. Our internet website and the information contained therein or connected thereto do not constitute a part of this prospectus or any amendment or supplement thereto, and you should not rely on any such information in making your decision whether to acquire the securities offered hereby.

RISK FACTORS

Investing in our securities involves significant risks. Before purchasing the securities offered by this prospectus you should carefully consider the risks, uncertainties and additional information (i) set forth in our most recent Annual Report on Form 10-K, any of our subsequent Quarterly Reports on Form 10-Q and any of our Current Reports on Form 8-K and amendments thereto on Form 8-K/A, as applicable, which are incorporated, or deemed to be incorporated, by reference into this prospectus, and in the other documents incorporated by reference in this prospectus that we file with the SEC on or after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and (ii) contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” The risks and uncertainties in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect the company. Additional risks not presently known or that are currently deemed immaterial also could materially and adversely affect our financial condition, results of operations, business and prospects.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the offering of securities under this prospectus for general corporate purposes, including funding our investment activity, the repayment of outstanding indebtedness, working capital and other general purposes. Further details relating to the use of the net proceeds from an offering of securities under this prospectus will be set forth in the applicable prospectus supplement. Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing securities in a manner consistent with maintaining our qualification as a REIT.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities that we may offer from time to time. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. As used in this prospectus and any accompanying prospectus supplement, references to “our,” “we,” “us” and similar terms when referring to a security offered, mean securities of Bluerock Residential Growth REIT, Inc., a Maryland corporation, excluding its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

For purposes of this prospectus, (a) all classes or series of our capital stock ranking on parity with the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series T Preferred Stock (each as defined below) with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up shall be referred to as “Parity Preferred Stock,” and (b) all Parity Preferred Stock upon which like voting rights have also been conferred (which, as of the date of this prospectus, includes the Series C Preferred Stock, the Series D Preferred Stock and the Series T Preferred Stock, but does not include the Series B Preferred Stock) shall be referred to as “Voting Preferred Stock.”

So long as any shares of any classes or Voting Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by our charter, we may not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of such class or series of Voting Preferred Stock, voting together as a single class, amend any provision of our charter so as to materially and adversely affect the terms of such class or series of Voting Preferred Stock.

In addition, so long as any shares of any classes or series of Voting Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by our charter, we may not, without the affirmative vote or consent of the holders of the outstanding shares of such classes or series of Voting Preferred Stock entitled to cast two-thirds of all the votes entitled to be cast by such holders on such matter, voting together as a single class, amend our charter, including the terms of such classes or series of Voting Preferred Stock, in a manner that equally affects the contract rights, as expressly set forth in our charter, of such classes or series of Voting Preferred Stock, with each holder of such classes or series of Voting Preferred Stock entitled to one vote for each $25.00 in liquidation preference.

Further, so long as any shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, or Series T Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by our charter, we may not (a) authorize, create or issue, or increase the number of authorized or issued shares of any class or series of capital stock ranking senior to any such class or series of such preferred stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up (any such senior stock, the “Senior Stock”), (b) reclassify any of our authorized capital stock into Senior Stock, or (c) create, authorize or issue any obligation or security convertible into or evidencing the right to purchase Senior Stock, without the affirmative vote or consent of (1) a majority of all votes collectively entitled to be cast by the holders of  (i) Series T Preferred Stock, and (ii) any other Voting Preferred Stock; and (2) two-thirds of all votes collectively entitled to be cast by the holders of  (i) Series C Preferred Stock, (ii) Series D Preferred Stock, and (iii) any future Parity Preferred Stock (the “Future Parity Preferred Stock”) upon which like voting rights have been conferred; in each case, voting together as a single class, with each such holder entitled to one vote for each $25.00 in liquidation preference; as well as (3) a majority of all votes cast by the holders of  (i) Series B Preferred Stock, (ii) Series C Preferred Stock, (iii) Series D Preferred Stock, (iv) Series T Preferred Stock, and (v) any Future Parity Preferred Stock, voting together as a single class, with each such holder entitled to one vote for each $1,000.00 in liquidation preference. We refer to these restrictions collectively as the “Preferred Stock Restrictions.”

Subject to the Preferred Stock Restrictions, our board of directors may authorize the issuance of additional securities, including common stock, preferred stock, convertible preferred stock and convertible debt, for cash, property or other consideration on such terms as it may deem advisable, and may classify or reclassify any unissued shares of capital stock of our company into other classes or series of stock without approval of the holders of the outstanding securities. We may issue debt obligations with conversion privileges on such terms and conditions as the directors may determine, whereby the holders of such debt obligations may acquire our common stock or preferred stock. We may also issue warrants, options and rights to buy shares on such terms as the directors deem advisable, despite the possible dilution in the value of the outstanding shares that may result from the exercise of such warrants, options or rights to buy shares, as part of a ratable issue to stockholders, as part of a private or public offering, or as part of other financial arrangements. Subject to the preferential rights of any holders of preferred stock, our board of directors, with the approval of a majority of the directors and without any action by stockholders, may also amend our charter from time to time to increase or decrease the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have authority to issue.

DESCRIPTION OF CAPITAL STOCK

We were incorporated under the laws of the state of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our charter (including the applicable articles supplementary designating the terms of a class or series of preferred stock) and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 750,000,000 shares of common stock, $0.01 par value per share, and 250,000,000 shares of preferred stock, $0.01 par value per share.

Of our 750,000,000 authorized shares of common stock, 747,509,582 shares have been classified as Class A Common Stock, $0.01 par value per share (the “Class A common stock”), 804,605 shares have been classified as Class B-1 Common Stock, $0.01 par value per share, 804,605 shares have been classified as Class B-2 Common Stock, $0.01 par value per share, 804,605 shares have been classified as Class B-3 Common Stock, $0.01 par value per share, and 76,603 shares have been classified as Class C common stock, $0.01 par value per share (the “Class C common stock”). The Class A common stock is listed on the NYSE American under the symbol “BRG.” As of the date of this prospectus, there were issued and outstanding 27,416,320 shares of Class A common stock, and 76,603 shares of Class C common stock. No other shares of any class or series of common stock is issued and outstanding.

Of our 250,000,000 authorized shares of preferred stock, as of the date of this prospectus, 5,153,540 shares are classified as 8.250% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”); 1,087,663 shares are classified as Series B Redeemable Preferred Stock (the “Series B Preferred Stock”); 3,972,095 shares are classified as 7.625% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”); 3,923,736 shares are classified as 7.125% Series D Cumulative Preferred Stock (the “Series D Preferred Stock”); and 31,948,638 shares are classified as the Series T Redeemable Preferred Stock (the “Series T Preferred Stock”). In addition, we may issue Warrants in connection with our Series B Preferred Stock that are exercisable for up to an aggregate of 24,500,000 shares of our Class A common stock. The Series C Preferred Stock and Series D Preferred Stock are each listed on the NYSE American under the symbols “BRG-PrC,” and “BRG-PrD,” respectively. Currently no market exists for the Series B Preferred Stock, the Warrants, or the Series T Preferred Stock and we do not expect a market to develop. We currently have no plan to list the Series B Preferred Stock, the Warrants, or the Series T Preferred Stock on any national securities exchange or to include such shares for quotation on any national securities market.   Subject to the preferential rights of any holders of preferred stock, our charter authorizes our board of directors, with the approval of a majority of the directors and without any action by stockholders, to amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series that we have authority to issue. As of the date of this prospectus, we have 412,416 shares of Series B Preferred Stock, 2,295,845 shares of Series C Preferred Stock, 2,774,338 shares of Series D Preferred Stock and 13,623,714 shares of Series T Preferred Stock issued and outstanding. On December 20, 2019, we made the final issuance of Series B Preferred Stock pursuant to our continuous offering of Series B Preferred Stock, and on February 11, 2020, the board formally approved the termination of the Series B Preferred Stock offering. On February 26, 2021, we redeemed all of the outstanding shares of our Series A Preferred Stock. Such redeemed shares of Series A Preferred Stock returned to the status of authorized but unissued shares of preferred stock without designation as to series or class. Under Maryland law, stockholders are not generally liable for our debts or obligations.

As of the date of this prospectus, there were outstanding: (a) 6,310,126 units of limited partnership interest in our Operating Partnership (the “OP Units”), which may, subject to certain limitations, be redeemed for cash or, at our option, exchanged for shares of our Class A common stock on a one-for-one basis; and (b) 5,036,018 units of a special class of partnership interest in our Operating Partnership (the “LTIP Units”), of which (i) 2,531,573 have vested, (ii) 274,091 will vest at the end of the applicable one-year period that commenced upon issuance, (iii) 563,921 will vest ratably on an annual basis over the applicable three-year period that commenced upon issuance, (iv) 1,358,089 will vest at the end of the applicable three-year period that commenced upon issuance, subject to certain performance-based vesting formulas, and (v) 308,344 will vest ratably on an annual basis over the applicable five-year period that commenced upon issuance. Upon vesting and reaching capital account equivalency with the OP Units held by us, LTIP Units may convert to OP Units, and may then be settled in shares of our Class A common stock. In addition, the 76,603 shares of our Class C common stock issued as Internalization consideration may be converted, or automatically convert, in certain circumstances to shares of our Class A common stock on a one-for-one basis. Finally, the 495,644 outstanding Warrants issued in connection with our Series B Preferred Stock are exercisable for up to an aggregate of 9,912,880 shares of our Class A common stock at exercise prices ranging from $10.00 to $15.89 per share. The Warrants are exercisable one year after the date of issuance and expire four years after the date of issuance. Other than those described above, there are no outstanding rights of any other kind in respect of our Class A common stock.

Our charter also contains a provision permitting our board of directors, by resolution, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of any such stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time, such as the Preferred Stock Restrictions (as defined above). We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of the company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our capital stock or otherwise be in the best interest of our stockholders. See the section entitled “Risk Factors” included elsewhere in this prospectus.

Common Stock

Subject to the preferential rights of our Series B Preferred Stock, our Series C Preferred Stock, our Series D Preferred Stock and our Series T Preferred Stock, and any other class or series of preferred stock and any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on the ownership and transfer of stock, the holders of our common stock are entitled to receive distributions authorized by our board of directors and declared by us out of legally available funds after payment of, or provision for, full cumulative distributions on and any required redemptions of shares of our Series B Preferred Stock, our Series C Preferred Stock, our Series D Preferred Stock and our Series T Preferred Stock, and any other preferred stock then outstanding, and, upon our liquidation or dissolution, are entitled to share ratably in the distributable assets of our company remaining after satisfaction of the prior preferential rights of any preferred stock and the satisfaction of all of our debts and liabilities. Holders of our common stock do not have preference, conversion, exchange, sinking fund, or redemption rights or preemptive rights to subscribe for any of our securities, and generally have no appraisal rights.

Subject to the restrictions on ownership and transfer of stock contained in our charter and except as may otherwise be specified in our charter, each share of our Class A common stock will have one vote per share on all matters voted on by common stockholders, including the election of directors, and each share of our Class C common stock will have fifty votes per share on each matter on which holders of Class A common stock are entitled to vote. Because stockholders do not have cumulative voting rights, holders of a majority of the outstanding shares of common stock can elect our entire board of directors. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director, and except as set forth in the next paragraph.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for a majority vote in these situations. Our charter further provides that any or all of our directors may be removed from office at any time, but only for cause, and then only by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors. For these purposes, “cause” means, with respect to any particular director, conviction of a felony or final judgment of a court of competent jurisdiction holding that such director caused demonstrable material harm to us through bad faith or active and deliberate dishonesty.

Each stockholder entitled to vote on a matter may do so at a meeting in person or by proxy directing the manner in which he or she desires that his or her vote be cast or without a meeting by a consent in writing or by electronic transmission. Any proxy must be received by us prior to the date on which the vote is taken. Pursuant to Maryland law and our bylaws and subject in all respects to the terms of any outstanding shares of preferred stock, if no meeting is held, 100% of the stockholders must consent in writing or by electronic transmission to take effective action on behalf of our company, unless the action is advised, and submitted to the stockholders for approval, by our board of directors, in which case such action may be approved by the consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders.

Preferred Stock

Our charter authorizes our board of directors, without further stockholder action, to provide for the issuance of up to 250,000,000 shares of preferred stock, in one or more classes or series, with such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as our board of directors may approve, subject to the Preferred Stock Restrictions.

If any preferred stock is publicly offered, the terms and conditions of such preferred stock, including any convertible preferred stock, will be set forth in articles supplementary and described in a prospectus supplement relating to the issuance of such preferred stock, if such preferred stock is registered. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock or other preferred stock, subject to the Preferred Stock Restrictions. If we ever authorize, create and issue additional preferred stock with a distribution preference over common stock or preferred stock, payment of any distribution preferences of new outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock and junior preferred stock. Further, holders of preferred stock are normally entitled to receive a preference payment if we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders and junior preferred stockholders, if any, would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of additional preferred stock may delay, prevent, render more difficult or tend to discourage the following:

•	a merger, tender offer, or proxy contest;

•	the assumption of control by a holder of a large block of our securities; or

•	the removal of incumbent management.

Also, subject to the Preferred Stock Restrictions, our board of directors, without stockholder approval, may issue additional preferred stock with voting and conversion rights that could adversely affect the holders of common stock or preferred stock.

Series B Redeemable Preferred Stock

We are currently authorized to issue up to 1,225,000 shares of our Series B Preferred Stock, which may be issued in Units, with each Unit consisting of one share of Series B Preferred Stock and one Warrant to purchase up to 20 shares of our Class A common stock.

The following is a brief description of the terms of our Series B Preferred Stock. The description of our Series B Preferred Stock contained herein does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary for our Series B Preferred Stock (the “Series B Articles Supplementary”), which have been filed with the SEC and are incorporated by reference as an exhibit to the registration statement, of which this prospectus is a part.

Rank.

Our Series B Preferred Stock ranks, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:

•	senior to all classes or series of our common stock, and to any other class or series of our capital stock issued in the future unless the terms of that capital stock expressly provide that it ranks senior to, or on parity with, the Series B Preferred Stock;

•	on parity with any class or series of our capital stock, the terms of which expressly provide that it will rank on parity with the Series B Preferred Stock, including the Series C Preferred Stock, the Series D Preferred Stock and the Series T Preferred Stock; and

•	junior to any other class or series of our capital stock, the terms of which expressly provide that it will rank senior to the Series B Preferred Stock, none of which exists on the date hereof, and subject to payment of or provision for our debts and other liabilities.

Investors in the Series B Preferred Stock should note that, subject to the Cetera Side Letter (as hereinafter defined), holders of our Series B Preferred Stock do not have a right to receive a return of capital prior to holders of our common stock upon the individual sale of a property. To provide protection to the holders of the Series B Preferred Stock, the Cetera Side Letter restricts us from selling an asset if the sale would cause us to fail to meet a dividend coverage ratio of no less than 1.1:1 based on the ratio of our adjusted funds from operations to dividends required to be paid to holders of our Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series T Preferred Stock for the two most recent quarters, subject to our ability to maintain status as a REIT for U.S. federal income tax purposes, as further described herein. Depending on the price at which such property is sold, it is possible that holders of our common stock will receive a return of capital prior to the holders of our Series B Preferred Stock, provided that any accrued but unpaid dividends have been paid in full to holders of Series B Preferred Stock. It is also possible that holders of common stock will receive additional distributions from the sale of a property (in excess of their capital attributable to the asset sold) before the holders of Series B Preferred Stock receive a return of their capital. See “Description of Capital Stock — Series B Redeemable Preferred Stock — Cetera Side Letter.”

Stated Value.

Each share of Series B Preferred Stock has an initial “Stated Value” of $1,000, subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our Series B Preferred Stock, as set forth in the Series B Articles Supplementary.

Dividends.

Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to our Series B Preferred Stock, if any such class or series is authorized in the future, the holders of Series B Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series B Preferred Stock at an annual rate of six percent (6%) of the Stated Value. Dividends on each share of Series B Preferred Stock will begin accruing on, and will be cumulative from, the date of issuance or the end of the most recent dividend period for which dividends on the Series B Preferred Stock have been paid; provided, however, that any such dividend may vary among holders of Series B Preferred Stock and may be prorated with respect to any shares of Series B Preferred Stock that were outstanding less than the total number of days in the dividend period immediately preceding the applicable dividend payment date, with the amount of any such prorated dividend being computed on the basis of the actual number of days in such dividend period during which such shares of Series B Preferred Stock were outstanding. We expect to authorize and declare dividends on the Series B Preferred Stock on a quarterly basis, payable monthly on the 5th day of the month (or if such day is not a business day, on the next succeeding business day, with the same force and effect as if made on such date) to holders of record at the close of business on the 25th day of the prior month, unless our results of operations, our general financing conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent or impermissible to do so. The timing and amount of such dividends will be determined by our board of directors, in its sole discretion, and may vary from time to time.

Dividends will accrue and be paid on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Series B Preferred Stock will accrue whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized by our board of directors or declared by us. Accrued dividends on the Series B Preferred Stock will not bear interest.

Holders of our shares of Series B Preferred Stock are not entitled to any dividend in excess of full cumulative dividends on our shares of Series B Preferred Stock. Unless full cumulative dividends on our shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series T Preferred Stock for all past dividend periods have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment thereof in full is set apart for payment, we will not:

•	declare and pay or declare and set apart for payment dividends or declare and make any other distribution of cash or other property (other than dividends or distributions paid in shares of stock ranking junior to the Series B Preferred Stock as to the dividend rights or rights on our liquidation, winding-up or dissolution, and options, warrants or rights to purchase such shares), directly or indirectly, on or with respect to any shares of our common stock or any class or series of our stock ranking junior to or on parity with the Series B Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution for any period; or

•	except by conversion into or exchange for shares of stock ranking junior to the Series B Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution, or options, warrants or rights to purchase such shares, redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of common stock made for purposes of an employee incentive or benefit plan) for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any common stock or any class or series of our stock ranking junior to or on parity with the Series B Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution.

To the extent necessary to preserve our status as a REIT, the foregoing sentence, however, will not prohibit declaring or paying or setting apart for payment any dividend or other distribution on our common stock or redeeming, purchasing or acquiring such stock.

Holders of our Series B Preferred Stock are not eligible to participate in the company’s dividend reinvestment plan.

Redemption at Option of Holders.

Beginning on the date of original issuance of the shares of Series B Preferred Stock to be redeemed, holders will have the right to require the company to redeem such shares of Series B Preferred Stock at a redemption price equal to the Stated Value, initially $1,000 per share, less a 13.0% redemption fee, plus an amount equal to all accrued but unpaid dividends through and including the date of redemption.

Beginning one year from the date of original issuance of the shares of Series B Preferred Stock to be redeemed, holders will have the right to require the company to redeem such shares of Series B Preferred Stock at a redemption price equal to the Stated Value, initially $1,000 per share, less a 10% redemption fee, plus an amount equal to all accrued but unpaid dividends through and including the date of redemption.

Beginning three years from the date of original issuance of the shares of Series B Preferred Stock to be redeemed, holders will have the right to require the company to redeem such shares of Series B Preferred Stock at a redemption price equal to the Stated Value, initially $1,000 per share, less a 5% redemption fee, plus an amount equal to all accrued but unpaid dividends through and including the date of redemption.

Beginning four years from the date of original issuance of the shares of Series B Preferred Stock to be redeemed, holders will have the right to require the company to redeem such shares of Series B Preferred Stock at a redemption price equal to the Stated Value, initially $1,000 per share, less a 3% redemption fee, plus an amount equal to all accrued but unpaid dividends through and including the date of redemption.

Beginning five years from the date of original issuance of the shares of Series B Preferred Stock to be redeemed, holders will have the right to require the company to redeem such shares of Series B Preferred Stock at a redemption price equal to 100% of the Stated Value, initially $1,000 per share, plus an amount equal to all accrued but unpaid dividends through and including the date of redemption.

If a holder of Series B Preferred Stock causes the company to redeem such shares of Series B Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our Class A common stock, calculated based on the closing price per share of our Class A common stock for the single trading day prior to the redemption.

However, our ability to redeem shares of Series B Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available to fund such cash redemption. Further, our obligation to redeem any of the shares of Series B Preferred Stock submitted for redemption in cash may be restricted by Maryland law.

Optional Redemption or Repurchase Following Death of a Holder.

Subject to restrictions, beginning on the date of original issuance and ending two years thereafter, we will redeem, and beginning on the second anniversary of the date of original issuance and ending three years thereafter, we will repurchase without payment of a repurchase fee, shares of Series B Preferred Stock held by a natural person upon his or her death at the written request of the holder’s estate at a redemption or repurchase price equal to the Stated Value, plus an amount equal to all accrued and unpaid dividends thereon through and including the date of redemption or repurchase; provided, however, that our obligation to repurchase any of the shares of Series B Preferred Stock is limited to the extent that the terms and provisions of any agreement to which we are a party prohibits such repurchase or provides that such repurchase would constitute a breach thereof or a default thereunder. If a holder of Series B Preferred Stock, or a holder’s estate upon death of a holder, causes us to redeem or repurchase (as applicable) such shares of Series B Preferred Stock, we have the right, in our sole discretion, to pay the redemption or repurchase price in cash or in equal value of shares of our Class A common stock, calculated based on the closing price per share of our Class A common stock for the single trading day prior to the date of redemption or repurchase. Our ability to redeem or repurchase shares of Series B Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available to fund such cash redemption or repurchase. Further, our obligation to redeem or repurchase any of the shares of Series B Preferred Stock submitted for redemption or repurchase in cash may be restricted by Maryland law.

Optional Redemption by the Company.

Beginning two years from the date of issuance of shares of Series B Preferred Stock, we will have the right (but not the obligation) to redeem any or all such shares of Series B Preferred Stock. We will redeem such shares of Series B Preferred Stock to be redeemed at a redemption price equal to 100% of the Stated Value per share of Series B Preferred Stock (initially, $1,000 per share), plus an amount equal to any accrued but unpaid dividends. We have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our Class A common stock, calculated based on the closing price per share of our Class A common stock for the single trading day prior to the redemption, in exchange for the Series B Preferred Stock so redeemed.

We may exercise our redemption right by delivering a written notice thereof to the holders of all, but not less than all, of the shares of Series B Preferred Stock to be redeemed; provided, that we may, in our sole discretion (subject to certain restrictions set forth in the Series B Articles Supplementary), designate all or any portion of such shares of Series B Preferred Stock as subject to redemption pursuant to any such notice. Each such notice will include (i) the date on which the redemption shall occur, which date will be no fewer than 14 days following the notice date; (ii) the price at which the redemption shall occur; (iii) the total number of shares of Series B Preferred Stock to be redeemed; and (iv) such other information as required pursuant to the Series B Articles Supplementary. In addition, if fewer than all of the shares of Series B Preferred Stock held by any holder are to be redeemed, the notice will specify the number of shares of Series B Preferred Stock held by such holder to be redeemed (or the method for determining that number).

Change of Control Redemption by the Company.

Upon the occurrence of a Change of Control (as defined below), we will be required to redeem all outstanding shares of the Series B Preferred Stock in whole within 60 calendar days after the first date on which such Change of Control occurred, in cash at a redemption price of $1,000 per share, plus an amount equal to all accrued and unpaid dividends (whether or not authorized or declared), if any, to and including the redemption date; provided, however, that if the Maryland law solvency tests prohibit us from paying the full redemption price in cash, then we will pay such portion as would otherwise violate the solvency tests in shares of our Class A common stock to holders of the Series B Preferred Stock on a pro rata basis, calculated based on the closing price per share of our Class A common stock for the single trading day prior to the redemption. Further, our obligation to redeem any of the shares of the Series B Preferred Stock in cash may be restricted by Maryland law.

We will mail to record holders of the Series B Preferred Stock a notice of redemption no fewer than 14 days before the redemption date. We will send the notice to your address shown on our stock transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series B Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:

•	the redemption date;

•	the redemption price;

•	the number of shares of Series B Preferred Stock to be redeemed;

•	DTC’s procedures for book entry transfer of Series B Preferred Stock for payment of the redemption price;

•	that dividends on the shares of Series B Preferred Stock to be redeemed will cease to accrue on such redemption date;

•	that payment of the redemption price and an amount equal to any accrued and unpaid dividends will be made upon book entry transfer of such Series B Preferred Stock in compliance with DTC’s procedures; and

•	that the Series B Preferred Stock is being redeemed pursuant to our mandatory redemption in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control.

If we have given a notice of redemption and have set apart sufficient funds for the redemption in trust for the benefit of the holders of the Series B Preferred Stock called for redemption with irrevocable instructions regarding the payment of the redemption price, then from and after the redemption date, those shares of Series B Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all rights of the holders of those shares of Series B Preferred Stock will terminate. The holders of those shares of Series B Preferred Stock will retain their right to receive the redemption price for their shares and an amount equal to all accrued and unpaid dividends, if any, to and including the redemption date, without interest.

The holders of Series B Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series B Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series B Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series B Preferred Stock to be redeemed.

For purposes of the Series B Preferred Stock, a “Change of Control” is when, after the original issuance of the Series B Preferred Stock, any of the following has occurred and is continuing:

•	a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than our company, its subsidiaries, and its and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our Voting Stock (i.e., our common equity representing more than 50% of the total voting power of all outstanding shares of our common equity that are entitled to vote generally in the election of directors); provided, that notwithstanding the foregoing, such a transaction will not be deemed to involve a Change of Control if (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction;

•	consummation of any share exchange, consolidation or merger of our company or any other transaction or series of transactions pursuant to which our Class A common stock will be converted into cash, securities or other property, (1) other than any such transaction where the shares of our Class A common stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the common stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction, and (2) expressly excluding any such transaction preceded by our company’s acquisition of the capital stock of another company for cash, securities or other property, whether directly or indirectly through one of our subsidiaries, as a precursor to such transaction; or

•	Series B Continuing Directors cease to constitute at least a majority of our board of directors.

“Series B Continuing Director” means a director who either was a member of our board of directors on February 24, 2016 or who becomes a member of our board of directors subsequent to that date and whose appointment, election or nomination for election by our stockholders was duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by our company on behalf of our board of directors in which such individual is named as nominee for director.

Liquidation Preference.

Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment shall be made to holders of our common stock or any other class or series of capital stock ranking junior to our shares of Series B Preferred Stock, the holders of shares of Series B Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to the Stated Value per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to and including the date of payment, without interest, pari passu with the holders of shares of any other class or series of our capital ranking on parity with the Series B Preferred Stock, including our Series C Preferred Stock, our Series D Preferred Stock and our Series T Preferred Stock as to the liquidation preference and accrued but unpaid dividends they are entitled to receive.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of our shares of Series B Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our stock or otherwise, is permitted under the Maryland General Corporation Law (the “MGCL”) amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of the Series B Preferred Stock will not be added to our total liabilities.

Voting Rights.

Our Series B Preferred Stock has no voting rights, except as set forth in the Cetera Side Letter (as hereinafter defined). See “—Cetera Side Letter” below.

Exchange Listing.

We do not plan on making an application to list the shares of our Series B Preferred Stock on the NYSE American, any other national securities exchange or any other nationally recognized trading system. Our Class A common stock and our Series C Preferred Stock and Series D Preferred Stock are listed on the NYSE American.

Cetera Side Letter

On February 6, 2017, we entered into a side letter agreement with Cetera Financial Group, Inc., or Cetera, on behalf of itself and its affiliated broker dealers who have been engaged to offer and sell the Series B Preferred Stock (the “Cetera Side Letter”), to provide certain additional protections to the holders of Series B Preferred Stock (the “Series B Holders”), in addition to those provided under our charter.

The following description of the Cetera Side Letter is a summary and is qualified in its entirety by the terms set forth in the Cetera Side Letter, a copy of which has been filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Dividend Coverage Ratio

Under the terms of the Cetera Side Letter, we have agreed, for so long as shares of Series B Preferred Stock remain outstanding, to maintain a Dividend Coverage Ratio (as defined below) of not less than 1.1:1 (the “Series B Coverage Requirement”), as of the end of each calendar quarter. Within five business days following the filing of our Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable, for such calendar quarter (each, a “Testing Date”), we must deliver a written certificate to Cetera (i) certifying and demonstrating by calculation that we met the Series B Coverage Requirement as of the end of the applicable calendar quarter and (ii) certifying that we are reasonably expected to maintain the Dividend Coverage Ratio for the subsequent calendar quarter based solely on information known to our Chief Executive Officer, Chief Accounting Officer and Chief Financial Officer, as applicable, as of such Testing Date. If we are not able to make both of these certifications, then following such Testing Date, we will not be permitted to issue any additional preferred stock other than stock ranking junior to the Series B Preferred Stock with respect to any other distributions or liquidation rights upon voluntary or involuntary liquidation, dissolution or winding up of our affairs, or Junior Stock, nor to make any voluntary distributions on shares of our common stock or any other class of Junior Stock (except as required to maintain our qualification as a REIT for U.S. federal income tax purposes) until and unless the Series B Coverage Requirement is certified in a subsequent certificate.

For purposes of the Cetera Side Letter, the “Dividend Coverage Ratio” equals: (A) our Adjusted Funds from Operations (“AFFO”), calculated in accordance with commonly accepted industry standards and further adjusted to add back the expense of all preferred dividends, for the two most recent quarters, plus the sum of: (1) the product of (a)(i) unrestricted cash on our balance sheet as reflected in our Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable, filed at such Testing Date (the “Current Filing”), minus (ii) an amount equal to the greater of $5,000,000 or 5.0% of the amount in subclause (i) (provided, if such calculation would cause the amount to be negative, it will instead be equal to zero), multiplied by (b) a 5.0% annualized rate of return over such quarterly period, and (2) the product of (a)(i) unrestricted cash on our balance sheet as reflected in the quarterly filing filed immediately preceding the Current Filing, minus (ii) an amount equal to the greater of $5,000,000 or 5.0% of the amount in subclause (i) (provided, if such calculation would cause the amount to be negative, it will instead be equal to zero), multiplied by (b) a 5.0% annualized rate of return over such quarterly period; over (B) the amount of preferred dividends required to be distributed, for such quarter, to (x) the Series B Holders, (y) the holders of any class or series of our capital stock the terms of which expressly provide that it ranks on parity with the Series B Preferred Stock as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (the “Parity Preferred Stock”), and (z) the holders of any class or series of “Senior Stock”.

Voting Rights

For so long as any shares of Series B Preferred Stock remain outstanding and subject to be called for redemption, in addition to any other vote or consent of stockholders required by our charter, the affirmative vote or consent of a majority of the votes cast by the Series B Holders and by holders of Voting Preferred Stock (together, the “Parity Holders”), voting together as a single class, at a meeting at which a majority of the outstanding shares of Parity Preferred Stock are present, in person or by proxy, will be required to (a) authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of Senior Stock, (b) reclassify any authorized shares of our capital stock into Senior Stock, or (c) create, authorize or issue any obligation or security convertible into or evidencing the right to purchase Senior Stock (collectively, the “Parity Preferred Voting Right”). Each share of Series B Preferred Stock is entitled to one vote per $1,000.00 of liquidation preference, and each share of Parity Preferred Stock is entitled to one vote per $1,000.00 of liquidation preference. The Series B Holders otherwise have no voting rights.

At any time when the Parity Preferred Voting Right applies, a proper officer of the company must call or cause to be called a special meeting of the Parity Holders by mailing or causing to be mailed to such Parity Holders a notice of such special meeting to be held not fewer than ten (10) nor more than forty-five (45) days after the date such notice is given. The record date for determining Parity Holders of the Parity Preferred Stock entitled to notice of and to vote at such special meeting will be the close of business on the third business day preceding the day on which such notice is mailed. Notice of all meetings at which Series B Holders shall be entitled to vote will be given to such Series B Holders at their addresses as they appear in our transfer records, and to Cetera at the address specified in the Cetera Side Letter.

Further Protections

For so long as any shares of Series B Preferred Stock remain outstanding, we have agreed as follows: (1) neither we, the Operating Partnership, nor any controlled subsidiary thereof may take any corporate action that restricts our ability to redeem Series B Preferred Stock with shares of the our Class A common stock, or that is intended to or that could be reasonably expected to cause the rights of the Series B Holders under the Cetera Side Letter to be terminated or materially, adversely affected; and (2) we will not sell an asset if such sale would cause us to fail to meet the Series B Coverage Requirement, unless such sale is reasonably necessary for us to maintain our qualification as a REIT for U.S. federal income tax purposes, as determined by a majority of our independent directors.

Class A Common Stock Warrants for Series B Preferred Stock

The following is a brief summary of the Warrants associated with our Series B Preferred Stock and is subject to, and qualified in its entirety by, the terms set forth in the Warrant Agreement (as defined below) and global warrant certificate filed with the SEC and incorporated by reference as exhibits to the registration statement, of which this prospectus is a part.

Warrant Agreement.

The Warrants to be issued in connection with our Series B Preferred Stock will be governed by a warrant agreement (the “Warrant Agreement”). The Warrants will be issued either in certificated form or by “book-entry” form, in either case to DTC, and evidenced by one or more global warrants. Those investors who own beneficial interests in a global warrant do so through participants in DTC’s system, and the rights of these indirect owners will be governed solely by the Warrant Agreement and the applicable procedures and requirements of the DTC. The Warrants may be exercised by the holders of beneficial interest in the Warrants by delivering to the warrant agent, through a broker who is a DTC participant, prior to the expiration of such Warrants, a duly signed exercise notice and payment of the exercise price for the shares of our Class A common stock for which such Warrants are being exercised, as described in more detail below.

Exercisability.

Holders may exercise the Warrants at any time beginning one year from the date of issuance, and ending at 5:00 p.m., New York time, on the date that is the fourth anniversary of such date of issuance. The Warrants are exercisable, at the option of each holder, in whole, but not in part, by delivering to the warrant agent a duly executed exercise notice accompanied by payment in full for the number of shares of our Class A common stock purchased upon such exercise (except in the case of a cashless exercise in the circumstances discussed below). Each Warrant is exercisable for 20 shares of our Class A common stock (subject to adjustment, as discussed below). A holder of Warrants does not have the right to exercise any portion of a Warrant to the extent that, after giving effect to the issuance of shares of our Class A common stock upon such exercise, the holder (together with its affiliates and any other persons acting as a group together with such holder or any of its affiliates) would beneficially or constructively own in excess of 9.8% in value of the shares of our capital stock outstanding or in excess of 9.8% (in value or number of shares, whichever is more restrictive) of the shares of our common stock outstanding, in each case, immediately after giving effect to the issuance of shares of our Class A common stock upon exercise of the Warrant.

Cashless Exercise.

The holder may satisfy its obligation to pay the exercise price upon the exercise of its Warrant on a cashless basis in accordance with the terms of the Warrant Agreement. When exercised on a cashless basis, a portion of the Warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our Class A common stock purchasable upon such exercise. Any Warrant that is outstanding on the termination date of the Warrant will be automatically terminated.

Exercise Price.

The exercise price of the Class A common stock purchasable upon exercise of the Warrants equals a 20% premium to the current market price per share of our Class A common stock on the date of issuance of such Warrant, subject to a minimum exercise price of $10.00 per share. The current market price will be determined using the volume weighted average price per share of our Class A common stock for the 20 trading days immediately prior to the date of the issuance of the Warrant. The exercise price and the number of shares of our Class A common stock issuable upon exercise of the Warrants is subject to appropriate adjustment from time to time in relation to the following events or actions in respect of the company: (i) we declare a dividend or make a distribution on our outstanding Class A common stock in Class A common stock; (ii) we subdivide or reclassify our outstanding Class A common stock into a greater number of shares of our Class A common stock; (iii) we combine or reclassify our outstanding Class A common stock into a smaller number of shares of our Class A common stock; or (iv) we enter into any transaction whereby the outstanding shares of our Class A common stock are at any time changed into or exchanged for a different number or kind of shares or other securities of the company or of another entity through reorganization, merger, consolidation, liquidation or recapitalization.

Transferability.

Subject to applicable law, the Warrants may be transferred at the option of the holder upon surrender of the Warrants with the appropriate instruments of transfer.

Exchange Listing.

We do not plan on making an application to list the Warrants on the NYSE American, any other national securities exchange or other nationally recognized trading system. Our Class A common stock and our Series C Preferred Stock and Series D Preferred Stock are listed on the NYSE American.

Rights as Stockholder.

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Class A common stock, the holders of the Warrants will not have the rights or privileges of holders of our Class A common stock, including any voting rights, until they exercise their Warrants.

Fractional Shares.

No fractional shares of Class A common stock will be issued upon the exercise of the Warrants. Rather, we shall, at our election, either pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price or round up the number of shares of Class A common stock to be issued to the nearest whole number.

Series C Cumulative Redeemable Preferred Stock

The following is a brief description of the terms of our Series C Preferred Stock. The description of our Series C Preferred Stock contained herein does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary classifying shares of our preferred stock as shares of Series C Preferred Stock (the “Series C Articles Supplementary”), which have been filed with the SEC and are incorporated by reference as an exhibit to the registration statement, of which this prospectus is a part.

Rank.

The Series C Preferred Stock ranks, with respect to priority of dividend payments and rights upon voluntary or involuntary liquidation, dissolution or winding up of our affairs:

•	senior to all classes or series of our common stock, and to any other class or series of our capital stock issued in the future, unless the terms of that capital stock expressly provide that it ranks senior to, or on parity with, the Series C Preferred Stock;

•	on parity with any class or series of our capital stock, the terms of which expressly provide that it will rank on parity with the Series C Preferred Stock, including the Series B Preferred Stock , Series D Preferred Stock and Series T Preferred Stock; and

•	junior to any other class or series of our capital stock, the terms of which expressly provide that it will rank senior to the Series C Preferred Stock, none of which exists on the date hereof.

Dividends.

Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the Series C Preferred Stock with respect to priority of dividend payments, holders of shares of the Series C Preferred Stock are entitled to receive cumulative cash dividends on the Series C Preferred Stock when, as and if authorized by our board of directors and declared by us from and including the date of original issue or the first day following the end of the most recent dividend period for which dividends on the Series C Preferred Stock have been paid, payable quarterly in arrears on each January 5th, April 5th, July 5th and October 5th of each year. Holders of shares of Series C Preferred Stock will not be entitled to receive dividends paid on any dividend payment date if such shares were not issued and outstanding on the record date for such dividend. From the date of original issue to, but not including, July 19, 2023, we will pay cumulative cash dividends at the rate of 7.625% per annum of the $25.00 liquidation preference per share of the Series C Preferred Stock (equivalent to the fixed annual amount of $1.90625 per share of the Series C Preferred Stock (the “Series C Initial Rate”). Commencing July 19, 2023, we will pay cumulative cash dividends at an annual dividend rate of the Series C Initial Rate increased by 2.0% of the liquidation preference per annum, or $0.50 per annum, which will increase by an additional 2.0% of the liquidation preference per annum, or $0.50 per annum, on each subsequent anniversary thereafter, subject to a maximum annual dividend rate of 14.0%. The first dividend on the Series C Preferred Stock, paid on October 5, 2016, was a pro rata dividend from and including the original issue date to and including September 30, 2016, in the amount of $0.39184 per share.

Dividends on the Series C Preferred Stock will accrue and be cumulative from the end of the most recent dividend period for which dividends on the Series C Preferred Stock have been paid, or if no dividends have been paid, from and including the date of original issuance. Dividends on the Series C Preferred Stock will accrue whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized by our board of directors or declared by us. Accrued dividends on the Series C Preferred Stock will not bear interest. If we fail to pay or set apart for payment any dividend within three (3) business days after the payment date for such dividend, the then-current dividend rate will increase following the payment date by an additional 2.0% of the $25.00 stated liquidation preference, or $0.50 per annum, until we pay the dividend, subject to our ability to cure the failure.

Liquidation Preference.

If we liquidate, dissolve or wind up, holders of shares of the Series C Preferred Stock will have the right to receive $25.00 per share of the Series C Preferred Stock, plus an amount equal to all accrued but unpaid dividends (whether or not authorized or declared) to and including the date of payment, but without interest, before any distribution or payment is made to holders of our common stock and any other class or series of capital stock ranking junior to the Series C Preferred Stock as to rights upon our liquidation, dissolution or winding up.

The rights of holders of shares of the Series C Preferred Stock to receive their liquidation preference will be subject to the proportionate rights of holders of shares of any other class or series of our capital stock ranking on parity with the Series C Preferred Stock, including our Series B Preferred Stock, our Series D Preferred Stock and our Series T Preferred Stock, as to rights upon our liquidation, dissolution or winding up, junior to the rights of any class or series of our capital stock expressly designated as having liquidation preferences ranking senior to the Series C Preferred Stock, and subject to payment of or provision for our debts and other liabilities.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of our shares of Series C Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our stock or otherwise, is permitted under the MGCL amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of the Series C Preferred Stock will not be added to our total liabilities.

Redemption at Option of Holders.

Commencing on July 20, 2023, the holders of the Series C Preferred Stock may, at their option, elect to cause us to redeem their shares at a redemption price of $25.00 per share, plus an amount equal to all accrued but unpaid dividends, if any, to and including the redemption date, in cash or in shares of our Class A common stock, or any combination thereof, at our option; provided, a holder shall not have any right of redemption with respect to any shares of Series C Preferred Stock being called for redemption pursuant to our Series C Preferred Stock Optional Redemption by the Company, our Series C Preferred Stock Special Optional Redemption, or our Series C Preferred Stock Mandatory Redemption for Asset Coverage, each as described below, to the extent we have delivered notice of our intent to redeem on or prior to the date of delivery of the holder’s notice to redeem.

Such redemptions of Series C Preferred Stock will be payable either in cash, in shares of our Class A common stock, or any combination thereof, at our option. If we elect to redeem some or all of the Series C Preferred Stock held by such redeeming holder in shares of our Class A common stock, the number of shares of our Class A common stock per share of Series C Preferred Stock to be issued will be equal to the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus an amount equal to all accrued but unpaid dividends to and including the redemption date (unless the redemption date is after a record date for a Series C Preferred Stock dividend payment and prior to the corresponding Series C Preferred Stock dividend payment date, in which case no additional amount for such accrued but unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined below). Upon the redemption of Series C Preferred Stock for shares of our Class A common stock, we will not issue fractional shares of our Class A common stock but will instead pay the cash value of such fractional shares.

The “Common Stock Price” will be (x) the volume weighted average of the closing sales price per share of our Class A common stock (or, if no closing sale price is reported, the volume weighted average of the closing bid and ask prices or, if more than one in either case, the volume weighted average of the volume weighted average closing bid and the volume weighted average closing ask prices) for the ten (10) consecutive trading days immediately preceding, but not including, the Holder Redemption Date as reported on the NYSE American or the principal U.S. securities exchange on which our Class A common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the ten (10) consecutive trading days immediately preceding, but not including, the Holder Redemption Date, if our Class A common stock is not then listed for trading on a U.S. securities exchange.

The Holder Redemption Date will be (i) the 5th day of the month (or, if such day is not a business day, the next succeeding business day) following the holder’s notice to redeem if such notice occurs on or before the 25th day of the month, or (ii) the 5th day of the second month (or, if such day is not a business day, the next succeeding business day) following the holder’s notice to redeem if the holder’s notice occurs after the 25th day of the month.

Series C Preferred Stock Mandatory Redemption for Asset Coverage.

If we fail to maintain asset coverage of at least 200% calculated by determining the percentage value of (1) our total assets plus accumulated depreciation minus our total liabilities and indebtedness as reported in our financial statements prepared in accordance with GAAP (exclusive of the book value of any Redeemable and Term Preferred Stock (as defined herein)), over (2) the aggregate liquidation preference, plus an amount equal to all accrued but unpaid dividends, of our outstanding Series C Preferred Stock, and any other outstanding shares of term preferred stock or preferred stock providing for a fixed mandatory redemption date or maturity date (which shall not include our Series B Preferred Stock, our Series D Preferred Stock or our Series T Preferred Stock) (collectively referred to herein as “Redeemable and Term Preferred Stock”) on the last business day of any calendar quarter (the “Asset Coverage Ratio”), and such failure is not cured by the close of business on the date that is 30 calendar days following the filing date of our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, for that quarter (the “Asset Coverage Cure Date”), then we will be required to redeem, within 90 calendar days of the Asset Coverage Cure Date, shares of Redeemable and Term Preferred Stock, which may include Series C Preferred Stock, at least equal to the lesser of (1) the minimum number of shares of Redeemable and Term Preferred Stock that will result in us having an Asset Coverage Ratio of at least 200% and (2) the maximum number of shares of Redeemable and Term Preferred Stock that can be redeemed solely out of funds legally available for such redemption. In connection with any redemption for failure to maintain such Asset Coverage Ratio, we may, in our sole option, redeem any shares of Redeemable and Term Preferred Stock we select, including on a non-pro rata basis. We may elect not to redeem any Series C Preferred Stock to cure such failure as long as we cure our failure to meet the Asset Coverage Ratio by or on the Asset Coverage Cure Date. We may also, in our sole option within such time period, redeem such additional number of shares of Redeemable and Term Preferred Stock that will result in an Asset Coverage Ratio up to and including 285%.

If shares of Series C Preferred Stock are to be redeemed for failure to maintain the Asset Coverage Ratio, such shares will be redeemed solely in cash at a redemption price equal to $25.00 per share plus an amount equal to all accrued but unpaid dividends, if any, on such shares (whether or not declared) to and including the redemption date.

Series C Preferred Stock Optional Redemption by the Company.

Generally, we may not redeem the Series C Preferred Stock prior to July 19, 2021, except in limited circumstances relating to maintaining our qualification as a REIT, complying with our Asset Coverage Ratio, and the Series C Preferred Stock Special Optional Redemption provision described below. On and after July 19, 2021, we may, at our option, upon not fewer than 30 and not more than 60 days’ written notice, redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, solely for cash at a redemption price of $25.00 per share, plus an amount equal to all accrued but unpaid dividends (whether or not authorized or declared) to and including the date fixed for redemption, without interest, to the extent we have funds legally available for that purpose. Any partial redemption will be on a pro rata basis.

Series C Preferred Stock Special Optional Redemption.

Upon the occurrence of a Change of Control/Delisting (as defined below), we may, at our option, redeem the Series C Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control/Delisting occurred, solely in cash at a redemption price of $25.00 per share, plus an amount equal to any accrued but unpaid dividends to, and including, the redemption date.

For purposes of the Series C Preferred Stock, a “Change of Control/Delisting” is when, after the original issuance of the Series C Preferred Stock, any of the following has occurred and is continuing:

•	a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than our company, its subsidiaries, and its and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the total voting power of all outstanding shares of our common equity that are entitled to vote generally in the election of directors (“Voting Stock”); provided, that notwithstanding the foregoing, such a transaction will not be deemed to involve a Change of Control/Delisting if (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction;

•	consummation of any share exchange, consolidation or merger of the company or any other transaction or series of transactions pursuant to which the common stock will be converted into cash, securities or other property, other than any such transaction where the common stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, a majority of the common stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction;

•	any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the company and its subsidiaries, taken as a whole, to any person other than one of the Company’s subsidiaries;

•	the company’s stockholders approve any plan or proposal for the liquidation or dissolution of the company;

•	our Class A common stock ceases to be listed or quoted on a national securities exchange in the United States; or

•	Continuing Directors cease to constitute at least a majority of our board of directors.

For purposes of the Series C Preferred Stock, “Continuing Director” means a director who either was a member of our board of directors on October 21, 2015 or who becomes a member of our board of directors subsequent to that date and whose appointment, election or nomination for election by our stockholders was duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the company on behalf of our board of directors in which such individual is named as nominee for director.

Redemption at Option of Holders Upon a Change of Control/Delisting.

If a Change of Control/Delisting occurs at any time the Series C Preferred Stock is outstanding, then each holder of shares of Series C Preferred Stock will have the right, at such holder’s option, to require us to redeem for cash any or all of such holder’s shares of Series C Preferred Stock, on a date specified by us (the “Series C Change of Control/Delisting Redemption Date”) that can be no earlier than 30 days and no later than 60 days following the date of delivery of the Series C Change of Control/Delisting Company Notice (as defined below), at a redemption price equal to 100% of the liquidation preference of $25.00 per share, plus an amount equal to all accrued but unpaid dividends (whether or not authorized or declared), to and including such date; provided, a holder shall not have any right of redemption with respect to any shares of Series C Preferred Stock being called for redemption pursuant to our Series C Preferred Stock Optional Redemption by the company or our Series C Preferred Stock Special Optional Redemption to the extent we have delivered notice of our intent to redeem on or prior to the date of delivery of the Series C Change of Control/Delisting Company Notice.

On or before the 20th calendar day after the occurrence of a Change of Control/Delisting, we will mail to record holders of the Series C Preferred Stock a notice (the “Change of Control/Delisting Company Notice”), sent in accordance with the DTC’s procedures, of the occurrence of such Change of Control/Delisting and of the redemption right at the option of the holders arising as a result thereof. We will send the notice to your address shown on our stock transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series C Preferred Stock except as to the holder to whom notice was defective. Each Change of Control/Delisting Company Notice will state the following:

•	the events causing a Change of Control/Delisting;

•	the date of the Change of Control/Delisting;

•	the last date on which a holder of Series C Preferred Stock may exercise the redemption right pursuant to the Change of Control/Delisting;

•	the redemption price;

•	the redemption date;

•	the name and address of the redemption and paying agent; and

•	the procedures that holders must follow to require us to purchase their Series C Preferred Stock.

Redemption of Series C Preferred Stock shall be made, at the option of the holder thereof, upon:

(i)       delivery by such holder to the redemption and paying agent of a duly completed notice (the “Change of Control/Delisting Redemption Notice”) in compliance with DTC’s procedures, prior to the close of business on the business day immediately preceding the redemption date; and

(ii)       book-entry transfer of the Series C Preferred Stock in compliance with the procedures of DTC, such transfer being a condition to receipt by the holder of the redemption price therefor.

Any holder delivering a Change of Control/Delisting Redemption Notice to the redemption and paying agent shall have the right to withdraw, in whole or in part, such Change of Control/Delisting Redemption Notice at any time prior to the close of business on the business day immediately preceding the redemption date by delivery of a written notice of withdrawal to the redemption and paying agent in accordance with the Change of Control/Delisting Company Notice and with the DTC’s procedures, and specifying the number of shares of Series C Preferred Stock with respect to which such notice of withdrawal is being submitted.

If we have given a Change of Control/Delisting Company Notice and have set apart sufficient funds for the redemption in trust for the benefit of the holders of the Series C Preferred Stock who have tendered and not withdrawn a Change of Control/Delisting Redemption Notice, then from and after the redemption date, those shares of Series C Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series C Preferred Stock will terminate. The holders of those shares of Series C Preferred Stock will retain their right to receive the redemption price for their shares and an amount equal to all accrued and unpaid dividends, if any, to and including the redemption date, without interest.

We will not be required to make a redemption in connection with a Change of Control/Delisting if a third party makes such an offer in a manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party redeems all Series C Preferred Stock properly tendered and not withdrawn under its offer.

The holders of Series C Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series C Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series C Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series C Preferred Stock to be redeemed.

Limited Voting Rights.

Holders of shares of the Series C Preferred Stock will generally have no voting rights. However, if dividends on the Series C Preferred Stock are in arrears for each of six or more consecutive quarterly periods, the number of directors on our board of directors will automatically be increased by two, and holders of shares of the Series C Preferred Stock and the holders of all other classes or series of Voting Preferred Stock, including our Series D Preferred Stock and Series T Preferred Stock (voting together as a single class) will be entitled to vote, at a special meeting called upon the written request of the holders of at least 20% of such stock or at our next annual meeting and at each subsequent annual meeting of stockholders, for the election of two additional directors to serve on our board of directors (the “Preferred Directors”), until all accrued and unpaid dividends with respect to the Series C Preferred Stock and the other Parity Preferred Stock (including our Series B Preferred Stock, our Series D Preferred Stock and our Series T Preferred Stock) have been paid in full or declared and a sum sufficient for the payment thereof in full set apart for payment. The Preferred Directors will be elected by a plurality of the votes cast in the election. For the avoidance of doubt, the board of directors shall not be permitted to fill the vacancies on the board of directors as a result of the failure of 20% of the holders of Voting Preferred Stock to deliver such written request for the election of the Preferred Directors.

So long as any shares of Series C Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by our charter, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock voting together as a single class with the other Parity Preferred Stock upon which like voting rights have been conferred, authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of capital stock ranking senior to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up, or reclassify any of our authorized capital stock into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase such capital stock.

In addition, so long as any shares of Series C Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock, amend, alter or repeal our charter, including the terms of the Series C Preferred Stock, whether by merger, consolidation, transfer or conveyance of substantially all of our assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock, except that with respect to the occurrence of any of the events set forth above, so long as the Series C Preferred Stock remains outstanding with the terms of the Series C Preferred Stock materially unchanged, taking into account that, upon the occurrence of an event set forth above, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of the Series C Preferred Stock, and in such case such holders will not have any voting rights with respect to the events set forth above; provided, further, that with respect to any such amendment, alteration or repeal that equally affects the terms of the Series C Preferred Stock and the other Voting Preferred Stock, the affirmative vote or consent of the holders of two-thirds of the shares of Series C Preferred Stock and the other Voting Preferred Stock (voting together as a single class) will be required. Furthermore, if holders of shares of the Series C Preferred Stock will receive the greater of the full trading price of the Series C Preferred Stock on the date of an event set forth above or the $25.00 per share liquidation preference pursuant to the occurrence of any of the events set forth above or pursuant to a special optional redemption by us or a redemption at the option of the holder upon a Change of Control/Delisting, then such holders shall not have any voting rights with respect to the events set forth above.

In addition, and in circumstances other than the voting issues addressed in the paragraph above, so long as any shares of Series C Preferred Stock remain outstanding, the holders of shares of Series C Preferred Stock also will have the exclusive right to vote on any amendment, alteration or repeal of our charter, including the terms of the Series C Preferred Stock, that would alter only the contract rights, as expressly set forth in our charter, of the Series C Preferred Stock, and the holders of any other classes or series of our capital stock will not be entitled to vote on such an amendment, alteration or repeal, with any such amendment requiring the affirmative vote or consent of holders of two-thirds of the Series C Preferred Stock issued and outstanding at the time. With respect to any amendment, alteration or repeal of our charter, including the terms of the Series C Preferred Stock, that equally affects the terms of the Series C Preferred Stock and the other Voting Preferred Stock, so long as any shares of Series C Preferred Stock remain outstanding, the holders of shares of Series C Preferred Stock and the other Voting Preferred Stock (voting together as a single class), also will have the exclusive right to vote on any such amendment, alteration or repeal of our charter, including the terms of the Series C Preferred Stock, that would alter only the contract rights, as expressly set forth in our charter, of the Series C Preferred Stock and such other classes or series of preferred stock, and the holders of any other classes or series of our capital stock will not be entitled to vote on such an amendment, alteration or repeal.

Holders of shares of Series C Preferred Stock will not be entitled to vote with respect to any increase in the total number of authorized shares of our common stock or preferred stock, any issuance or increase in the number of authorized shares of Series C Preferred Stock or the creation or issuance of any other class or series of capital stock, or any issuance or increase in the number of authorized shares of any class or series of capital stock, in each case ranking on parity with or junior to the Series C Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

Series D Cumulative Preferred Stock

. The following is a brief description of the terms of our Series D Preferred Stock. The description of our Series D Preferred Stock contained herein does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary classifying shares of our preferred stock as shares of Series D Preferred Stock (the “Series D Articles Supplementary”), which have been filed with the SEC and are incorporated by reference as an exhibit to the registration statement, of which this prospectus is a part.

Rank.

The Series D Preferred Stock ranks, with respect to priority of dividend payments and rights upon voluntary or involuntary liquidation, dissolution or winding up of our affairs:

•	senior to all classes or series of our common stock, and to any other class or series of our capital stock issued in the future, unless the terms of that capital stock expressly provide that it ranks senior to, or on parity with, the Series D Preferred Stock;

•	on parity with any class or series of our capital stock, the terms of which expressly provide that it will rank on parity with the Series D Preferred Stock, including the Series B Preferred Stock, the Series C Preferred Stock and the Series T Preferred Stock; and

•	junior to any other class or series of our capital stock, the terms of which expressly provide that it will rank senior to the Series D Preferred Stock, none of which exists on the date hereof.

Dividends.

Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the Series D Preferred Stock with respect to priority of dividend payments, holders of shares of the Series D Preferred Stock are entitled to receive cumulative cash dividends on the Series D Preferred Stock when, as and if authorized by our board of directors and declared by us from and including the date of original issue or the first day following the end of the most recent dividend period for which dividends on the Series D Preferred Stock have been paid, payable quarterly in arrears on each January 5th April 5th July 5th and October 5th of each year. Holders of shares of Series D Preferred Stock will not be entitled to receive dividends paid on any dividend payment date if such shares were not issued and outstanding on the record date for such dividend. From the date of original issue, we will pay cumulative cash dividends at the rate of 7.125% per annum of the $25.00 liquidation preference per share of the Series D Preferred Stock (equivalent to the fixed annual amount of $1.78125 per share of the Series D Preferred Stock). The first dividend payable on the Series D Preferred Stock, paid on January 5, 2017, was a pro rata dividend from and including the original issue date to and including December 31, 2016, in the amount of $0.3859 per share.

Dividends will accrue and be paid on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Series D Preferred Stock will accrue and be cumulative from the end of the most recent dividend period for which dividends have been paid, or if no dividends have been paid, from the date of original issue. Dividends on the Series D Preferred Stock will accrue whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized by our board of directors or declared by us. Accrued dividends on the Series D Preferred Stock will not bear interest.

Liquidation Preference.

If we liquidate, dissolve or wind up, holders of shares of the Series D Preferred Stock will have the right to receive $25.00 per share of the Series D Preferred Stock, plus an amount equal to all accrued but unpaid dividends (whether or not authorized or declared) to and including the date of payment, but without interest, before any distribution or payment is made to holders of our common stock and any other class or series of capital stock ranking junior to the Series D Preferred Stock as to rights upon our liquidation, dissolution or winding up.

The rights of holders of shares of the Series D Preferred Stock to receive their liquidation preference will be subject to the proportionate rights of shares of any other class or series of our capital stock ranking on parity with the Series D Preferred Stock, including our Series B Preferred Stock, Series C Preferred Stock and Series T Preferred Stock, as to rights upon our liquidation, dissolution or winding up, junior to the rights of any class or series of our capital stock expressly designated as having liquidation preferences ranking senior to the Series D Preferred Stock, and subject to payment of or provision for our debts and other liabilities.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of our shares of Series D Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our stock or otherwise, is permitted under the MGCL amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of the Series D Preferred Stock will not be added to our total liabilities.

Series D Preferred Stock Optional Redemption by the Company.

Generally, we may not redeem the Series D Preferred Stock prior to October 13, 2021, except in limited circumstances relating to maintaining our qualification as a REIT and the Series D Preferred Stock Special Optional Redemption provision described below. On and after October 13, 2021, we may, at our option, redeem the Series D Preferred Stock in whole or in part, at any time or from time to time, solely for cash at a redemption price of $25.00 per share, plus an amount equal to all accrued but unpaid dividends (whether or not authorized or declared), if any, to and including the redemption date. Any partial redemption will be on a pro rata basis (as nearly as practicable without creating fractional shares), by lot or by any other equitable method, subject in all cases to our ownership and transfer restrictions.

Series D Preferred Stock Special Optional Redemption.

Upon the occurrence of a Change of Control/Delisting (as defined below), we may, at our option, redeem the Series D Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control/Delisting occurred, solely in cash at a redemption price of $25.00 per share, plus an amount equal to any accrued but unpaid dividends to, and including, the redemption date. For purposes of the Series D Preferred Stock, the terms “Change of Control/Delisting” and “Continuing Director” are defined as set forth above under “—Series C Cumulative Redeemable Preferred Stock”; provided, that a Change of Control/Delisting will be deemed to have occurred with respect to the Series D Preferred Stock only where the triggering event has occurred and is continuing after the original issuance of the Series D Preferred Stock.

If, prior to the Change of Control/Delisting Conversion Date (as hereinafter defined), we have provided or provide notice of our election to redeem the Series D Preferred Stock (whether pursuant to our Series D Preferred Stock Optional Redemption by the Company or our Series D Preferred Stock Special Optional Redemption), the holders of Series D Preferred Stock will not be permitted to exercise the Change of Control/Delisting Conversion Right described below with respect to the shares of Series D Preferred Stock subject to such notice.

Conversion Right Upon a Change of Control/Delisting.

If a Change of Control/Delisting occurs at any time the Series D Preferred Stock is outstanding (unless, prior to the Change of Control/Delisting Conversion Date, we have provided or provide notice of our election to redeem the Series D Preferred Stock in whole or in part, whether pursuant to our Series D Preferred Stock Optional Redemption by the Company or our Series D Preferred Stock Special Optional Redemption), then each holder of shares of Series D Preferred Stock will have the right, at such holder’s option, to convert any or all of such holder’s shares of Series D Preferred Stock (the “Change of Control/Delisting Conversion Right”), on a date specified by us that can be no earlier than 30 days and no later than 60 days following the date of delivery of the Change of Control/Delisting Company Notice (as defined below) (the “Change of Control/Delisting Conversion Date”), into a number of shares of Class A common stock per share of Series D Preferred Stock to be converted (the “Class A Common Stock Conversion Consideration”), equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of (x) the liquidation preference amount of $25.00 per share of Series D Preferred Stock, plus (y) any accrued but unpaid dividends (whether or not declared) to and including the Change of Control/Delisting Conversion Date (unless the Change of Control/Delisting Conversion Date is after a record date for the payment of a Series D Preferred Stock dividend for which dividends have been declared and prior to the corresponding Series D Preferred Stock dividend payment date, in which case no additional amount for such accrued but unpaid dividend will be included in this sum and such declared dividend will instead be paid, on such dividend payment date, to the holder of record of the Series D Preferred Stock to be converted as of 5:00 p.m. New York City time, on such record date) by (ii) the Class A Common Share Price (as defined below); and

•	4.15973 (the “Share Cap”), subject to certain adjustments;

subject, in each case, to provisions for the receipt of Alternative Form Consideration (as defined below).

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our Class A common stock), subdivisions or combinations (in each case, a Share Split) with respect to our Class A common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of Class A common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our Class A common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our Class A common stock outstanding immediately prior to such Share Split.

In the case of a Change of Control/Delisting pursuant to which our Class A common stock will be converted into any combination of cash, securities or other property or assets (the “Alternative Form Consideration”), a holder of Series D Preferred Stock will receive upon conversion of such Series D Preferred Stock the kind and amount of Alternative Form Consideration that such holder would have owned or to which that holder would have been entitled to receive upon the Change of Control/Delisting had such holder held a number of shares of Class A common stock equal to the Class A Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control/Delisting (the “Alternative Conversion Consideration”), and the Class A Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control/Delisting, is referred to as the “Conversion Consideration.”

If the holders of our Class A common stock have the opportunity to elect the form of consideration to be received in the Change of Control/Delisting, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of our Class A common stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of our Class A common stock that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our Class A common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control/Delisting.

Within 15 days following the occurrence of a Change of Control/Delisting, we will provide to holders of Series D Preferred Stock a notice of occurrence of the Change of Control/Delisting that describes the resulting Change of Control/Delisting Conversion Right (the “Change of Control/Delisting Company Notice”), which will state the following:

•	the events constituting Change of Control/Delisting;

•	the date of the Change of Control/Delisting;

•	the last date and time by which the holders of Series D Preferred Stock may exercise their Change of Control/Delisting Conversion Right;

•	the method and period for calculating the Class A Common Share Price;

•	the Change of Control/Delisting Conversion Date;

•	that if, prior to the Change of Control/Delisting Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series D Preferred Stock, holders will not be able to convert the shares of Series D Preferred Stock designated for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control/Delisting Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series D Preferred Stock;

•	the name and address of the paying agent and the conversion agent; and

•	the procedures that the holders of Series D Preferred Stock must follow to exercise the Change of Control/Delisting Conversion Right.

We will issue a press release for publication on Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series D Preferred Stock.

To exercise the Change of Control/Delisting Conversion Right, the holders of Series D Preferred Stock will be required to deliver, on or before the close of business on the Change of Control/Delisting Conversion Date, the certificates (if any) or book entries representing Series D Preferred Stock to be converted, duly endorsed for transfer (if certificates are delivered), together with a completed written conversion notice to our transfer agent. The conversion notice must state:

•	the relevant Change of Control/Delisting Conversion Date;

•	the number of shares of Series D Preferred Stock to be converted; and

•	that the Series D Preferred Stock is to be converted pursuant to the Change of Control/Delisting Conversion Right held by holders of Series D Preferred Stock.

Holders of shares of Series D Preferred Stock may withdraw any notice of exercise of a Change of Control/Delisting Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the transfer agent prior to 5:00 p.m., New York City time, on the business day prior to the Change of Control/Delisting Conversion Date. The notice of withdrawal must state:

•	the number of withdrawn shares of Series D Preferred Stock;

•	if certificated shares of Series D Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series D Preferred Stock; and

•	the number of shares of Series D Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the shares of Series D Preferred Stock are held in global form, the notice of withdrawal must comply with applicable DTC procedures.

We will not issue fractional shares of Class A common stock upon the conversion of the Series D Preferred Stock. Instead, we will pay the cash value of any fractional share otherwise due, computed on the basis of the applicable Class A Common Share Price.

The “Class A Common Share Price” will be (i) if the consideration to be received in the Change of Control/Delisting by the holders of our Class A common stock is solely cash, the amount of cash consideration per share of Class A common stock, or (ii) if the consideration to be received in the Change of Control/Delisting by holders of our Class A common stock is other than solely cash, (x) the average of the closing sale prices per share of our Class A common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control/Delisting as reported on the principal U.S. securities exchange on which our Class A common stock is then traded, or (y) if our Class A common stock is not then listed for trading on a U.S. securities exchange, the average of the last quoted bid prices for our Class A common stock in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control/Delisting.

Limited Voting Rights.

Holders of shares of the Series D Preferred Stock will generally have no voting rights. However, if dividends on the Series D Preferred Stock are in arrears for each of six or more consecutive quarterly periods, the number of directors on our board of directors will automatically be increased by two, and holders of shares of the Series D Preferred Stock and the holders of all other classes or series of Voting Preferred Stock, including our Series C Preferred Stock and Series T Preferred Stock (voting together as a single class) will be entitled to vote, at a special meeting called upon the written request of the holders of at least 20% of such stock or at our next annual meeting and at each subsequent annual meeting of stockholders, for the election of two additional directors to serve on our board of directors (the “Preferred Directors”), until all accrued and unpaid dividends with respect to the Series D Preferred Stock and the other Parity Preferred Stock (including our Series B Preferred Stock, Series C Preferred Stock and Series T Preferred Stock) have been paid in full or declared and a sum sufficient for the payment thereof in full set apart for payment. The Preferred Directors will be elected by a plurality of the votes cast in the election. For the avoidance of doubt, the board of directors shall not be permitted to fill the vacancies on the board of directors as a result of the failure of the holders of 20% of Voting Preferred Stock to deliver such written request for the election of the Preferred Directors.

So long as any shares of Series D Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by our charter, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series D Preferred Stock voting together as a single class with the other Parity Preferred Stock upon which like voting rights have been conferred, authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of capital stock ranking senior to the Series D Preferred Stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up, or reclassify any of our authorized capital stock into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase such capital stock.

In addition, so long as any shares of Series D Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series D Preferred Stock, amend, alter or repeal our charter, including the terms of the Series D Preferred Stock, whether by merger, consolidation, transfer or conveyance of substantially all of our assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Stock, except that with respect to the occurrence of any of the events set forth above, so long as the Series D Preferred Stock remains outstanding with the terms of the Series D Preferred Stock materially unchanged, taking into account that, upon the occurrence of an event set forth above, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of the Series D Preferred Stock, and in such case such holders will not have any voting rights with respect to the events set forth above; provided, further, that with respect to any such amendment, alteration or repeal that equally affects the terms of the Series D Preferred Stock and the other Voting Preferred Stock, the affirmative vote or consent of the holders of two-thirds of the shares of Series D Preferred Stock and the other Voting Preferred Stock (voting together as a single class) will be required. Furthermore, if holders of shares of the Series D Preferred Stock will receive the greater of the full trading price of the Series D Preferred Stock on the date of an event set forth above or the $25.00 per share liquidation preference pursuant to the occurrence of any of the events set forth above or pursuant to a special optional redemption by us or a redemption at the option of the holder upon a Change of Control/Delisting, then such holders shall not have any voting rights with respect to the events set forth above.

In addition, and in circumstances other than the voting issues addressed in the paragraph above, so long as any shares of Series D Preferred Stock remain outstanding, the holders of shares of Series D Preferred Stock also will have the exclusive right to vote on any amendment, alteration or repeal of our charter, including the terms of the Series D Preferred Stock, that would alter only the contract rights, as expressly set forth in our charter, of the Series D Preferred Stock, and the holders of any other classes or series of our capital stock will not be entitled to vote on such an amendment, alteration or repeal, with any such amendment requiring the affirmative vote or consent of holders of two-thirds of the Series D Preferred Stock issued and outstanding at the time. With respect to any amendment, alteration or repeal of our charter, including the terms of the Series D Preferred Stock, that equally affects the terms of the Series D Preferred Stock and the other Voting Preferred Stock, so long as any shares of Series D Preferred Stock remain outstanding, the holders of shares of Series D Preferred Stock and the other Voting Preferred Stock (voting together as a single class), also will have the exclusive right to vote on any such amendment, alteration or repeal of our charter, including the terms of the Series D Preferred Stock, that would alter only the contract rights, as expressly set forth in our charter, of the Series D Preferred Stock and such other classes or series of preferred stock, and the holders of any other classes or series of our capital stock will not be entitled to vote on such an amendment, alteration or repeal.

Holders of shares of Series D Preferred Stock will not be entitled to vote with respect to any increase in the total number of authorized shares of our common stock or preferred stock, any issuance or increase in the number of authorized shares of Series D Preferred Stock or the creation or issuance of any other class or series of capital stock, or any issuance or increase in the number of authorized shares of any class or series of capital stock, in each case ranking on parity with or junior to the Series D Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

Series T Redeemable Preferred Stock

The following is a brief description of the terms of our Series T Preferred Stock. The description of our Series T Preferred Stock contained herein does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary classifying shares of our preferred stock as shares of Series T Preferred Stock (the “Series T Articles Supplementary”), which have been filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Rank.  Our Series T Preferred Stock ranks, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:

•	senior to all classes or series of our common stock, and to any other class or series of our capital stock issued in the future unless the terms of that capital stock expressly provide that it ranks senior to, or on parity with, the Series T Preferred Stock;

•	on parity with any class or series of our capital stock, the terms of which expressly provide that it will rank on parity with the Series T Preferred Stock, including the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock; and

•	junior to any other class or series of our capital stock, the terms of which expressly provide that it will rank senior to the Series T Preferred Stock, none of which exists on the date hereof, and subject to payment of or provision for our debts and other liabilities.

Investors in the Series T Preferred Stock should note that holders of our Series T Preferred Stock do not have a right to receive a return of capital prior to holders of our common stock upon the individual sale of a property. To provide protection to the holders of the Series T Preferred Stock, our charter restricts us from selling an asset if the sale would cause us to fail to meet a dividend coverage ratio of no less than 1.1:1 based on the ratio of our core funds from operations to dividends required to be paid to holders of our Series B Preferred Stock, Series C Preferred Stock,  Series D Preferred Stock and Series T Preferred Stock for the two most recent quarters, subject to our ability to maintain status as a REIT for U.S. federal income tax purposes. Subject to the provisions of our charter and depending on the price at which such property is sold, it is possible that holders of our common stock will receive a return of capital prior to the holders of our Series T Preferred Stock being redeemed, provided that any accrued but unpaid cash dividends have been paid in full to holders of Series T Preferred Stock. Holders of common stock will also receive additional distributions from the sale of a property (in excess of their capital attributable to the asset sold) before the holders of Series T Preferred Stock receive a return of their capital.

Stated Value.  Each share of Series T Preferred Stock has an initial “Stated Value” of $25.00, subject to appropriate adjustment in relation to certain events as set forth in the Series T Articles Supplementary.

Dividends.  Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to our Series T Preferred Stock, if any such class or series is authorized in the future, the holders of Series T Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us out of legally available funds, the following.

1.       Series T Cash Dividends. Cumulative cash dividends on each share of Series T Preferred Stock at an annual rate of 6.15% of the Stated Value (each, a “Series T Cash Dividend”). We expect Series T Cash Dividends will be authorized and declared on a quarterly basis, payable monthly on the 5th day of the month to holders of record on the 25th day of the prior month (or if such payment date or record date is not a business day, on the immediately preceding business day, with the same force and effect as if made on such date), unless our results of operations, our general financing conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so.

The initial Series T Cash Dividend payable on each share of Series T Preferred Stock will begin accruing on, and will be cumulative from, the date of original issuance of such share of Series T Preferred Stock. Each subsequent Series T Cash Dividend will begin accruing on, and will be cumulative from, the end of the most recent Series T Cash Dividend period for which a Series T Cash Dividend has been paid on each such share of Series T Preferred Stock. For the avoidance of doubt, any such Series T Cash Dividend may vary among holders of Series T Preferred Stock and may be prorated with respect to any shares of Series T Preferred Stock that were outstanding less than the total number of days in the Series T Cash Dividend period immediately preceding the applicable dividend payment date, with the amount of any such prorated dividend being computed on the basis of the actual number of days in such dividend period during which such shares of Series T Preferred Stock were outstanding.

2.       Annual Series T Stock Dividends.   Annual stock dividends, each at an annual rate of 0.2% of the Stated Value, for each of the first five years from and including the later of  (i) the year 2020 or (ii) the year of original issuance of each such share of Series T Preferred Stock, payable in shares of Series T Preferred Stock (each, an “Annual Series T Stock Dividend”).

We expect Annual Series T Stock Dividends will be authorized and declared on an annual basis, payable annually on the 29th day of December to eligible holders of record at the close of business on the 24th day of December of each such year (or if such payment date or record date is not a business day, on the immediately preceding business day, with the same force and effect as if made on such date), unless our results of operations, our general financing conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so.

Annual Series T Stock Dividends will accrue and be cumulative on a monthly basis, from the end of the most recent Annual Series T Stock Dividend period for which an Annual Series T Stock Dividend has been paid on each such share of Series T Preferred Stock. For the avoidance of doubt, any such Annual Series T Stock Dividend may vary among holders of Series T Preferred Stock and may be prorated with respect to any shares of Series T Preferred Stock that were outstanding less than the total number of months in the Annual Series T Stock Dividend period to which the applicable dividend payment date relates, with the amount of any such prorated dividend being computed on the basis of the actual number of months during such dividend period in which such shares of Series T Preferred Stock were at any time outstanding.

The timing and amount of dividends on the Series T Preferred Stock will be determined by our board of directors, in its sole discretion, and may vary from time to time. All such dividends will accrue and be paid on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Series T Preferred Stock will accrue whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized by our board of directors or declared by us. Accrued dividends on the Series T Preferred Stock will not bear interest.

Holders of our shares of Series T Preferred Stock are not entitled to any dividend in excess of full cumulative dividends on our shares of Series T Preferred Stock. Unless full cumulative dividends on our shares of Series T Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock for all past dividend periods have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof in full is set apart for payment, we will not:

•	declare and pay or declare and set apart for payment dividends or declare and make any other distribution of cash or other property (other than dividends or distributions paid in shares of stock ranking junior to the Series T Preferred Stock as to the dividend rights or rights on our liquidation, winding-up or dissolution, and options, warrants or rights to purchase such shares), directly or indirectly, on or with respect to any shares of our common stock or any class or series of our stock ranking junior to or on parity with the Series T Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution for any period; or

•	except by conversion into or exchange for shares of stock ranking junior to the Series T Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution, or options, warrants or rights to purchase such shares, redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of common stock made for purposes of an employee incentive or benefit plan) for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any common stock or any class or series of our stock ranking junior to or on parity with the Series T Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution.

To the extent necessary to preserve our status as a REIT, the foregoing sentence, however, will not prohibit declaring or paying or setting apart for payment any dividend or other distribution on our common stock or any class or series of our stock ranking junior to or on parity with the Series T Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution for any period.

Holders of shares of our Series T Preferred Stock are not eligible to participate in the company’s dividend reinvestment plan for its Class A common stock. However, holders of shares of our Series T Preferred Stock may participate in the company’s Series T Preferred Stock Dividend Reinvestment Plan, through which they may reinvest all, but not less than all, of their Series T Cash Dividends in additional shares of our Series T Preferred Stock.

Redemption at Option of Holders.    Holders will have the right to require the company to redeem shares of Series T Preferred Stock at a redemption price equal to the Stated Value, initially $25.00 per share, less a redemption fee, plus an amount equal to any accrued but unpaid cash dividends; provided, that shares of Series T Preferred Stock acquired by the holder pursuant to the Series T DRIP (as hereinafter defined) shall not be subject to a redemption fee.

The redemption fee shall be equal to:

•	Beginning on the date of original issuance of the shares to be redeemed: 12%

•	Beginning one year from the date of original issuance of the shares to be redeemed: 9%

•	Beginning two years from the date of original issuance of the shares to be redeemed: 6%

•	Beginning three years from the date of original issuance of the shares to be redeemed: 3%

•	Beginning four years from the date of original issuance of the shares to be redeemed: 0%.

For purposes of this “Redemption at Option of Holders” provision, where the shares of Series T Preferred Stock to be redeemed were acquired by the holder pursuant to an Annual Series T Stock Dividend (such shares, “ASTSD Shares”), the “date of original issuance” of such ASTSD Shares shall be deemed to be the same as the date of original issuance of the underlying shares of Series T Preferred Stock pursuant to which such ASTSD Shares are directly or indirectly attributable (such shares, “ASTSD Underlying Series T Shares”), and such ASTSD Shares shall be subject to the same redemption fee to which such ASTSD Underlying Series T Shares would be subject if submitted for simultaneous redemption hereunder.

If a holder of shares of Series T Preferred Stock causes the company to redeem such shares of Series T Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our Class A common stock, based on the closing price per share of our Class A common stock for the single trading day prior to the date of redemption.

Our ability to redeem shares of Series T Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available to fund such cash redemption. Further, our obligation to redeem any of the shares of Series T Preferred Stock submitted for redemption in cash may be restricted by Maryland law. No redemptions of shares of Series T Preferred Stock will be made in cash at such time as the terms and provisions of any agreement to which we are a party prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder.

Optional Redemption Following Death of a Holder.   Subject to restrictions, beginning on the date of original issuance and ending five years thereafter, we will redeem shares of Series T Preferred Stock held by a natural person upon his or her death, including shares held through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, at the written request of the holder’s estate, the recipient of such shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. If spouses are joint registered holders of shares of Series T Preferred Stock, the written request to redeem such shares may be made upon the death of either spouse. We must receive such written request within one year after the death of the holder. If the holder is not a natural person, such as a trust (other than a revocable grantor trust) or a partnership, corporation or similar legal entity, the right of redemption upon death shall be subject to the approval of company management in its sole discretion. We will redeem such shares of Series T Preferred Stock at a redemption price equal to the Stated Value, plus an amount equal to accrued but unpaid cash dividends thereon through and including the date of redemption. Upon any such redemption request, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our Class A common stock, based on the closing price per share of our Class A common stock for the single trading day prior to the date of redemption. Our ability to redeem shares of Series T Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available to fund such cash redemption. Further, our obligation to redeem any of the shares of Series T Preferred Stock submitted for redemption in cash may be restricted by Maryland law. No redemptions of shares of Series T Preferred Stock will be made in cash at such time as the terms and provisions of any agreement to which we are a party prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder.

For purposes of this “Optional Redemption Following Death of a Holder” provision, when the shares of Series T Preferred Stock to be redeemed were acquired by the holder pursuant to either (i) the Series T DRIP or (ii) an Annual Series T Stock Dividend (such shares, “DRIP/ASTSD Shares”), the “date of original issuance” of such DRIP/ASTSD Shares shall be deemed to be the same as the date of original issuance of the underlying shares of Series T Preferred Stock pursuant to which such DRIP/ASTSD Shares are directly or indirectly attributable (such shares, “DRIP/ASTSD Underlying Series T Shares”).

Optional Redemption by the Company.   Beginning two years from the date of original issuance of the shares of Series T Preferred Stock to be redeemed, we will have the right to redeem any or all shares of our Series T Preferred Stock. We will redeem such shares of Series T Preferred Stock at a redemption price equal to 100% of the Stated Value per share of Series T Preferred Stock, plus an amount equal to any accrued but unpaid cash dividends. We have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our Class A common stock, based on the closing price per share of our Class A common stock for the single trading day prior to the date of the redemption, in exchange for the Series T Preferred Stock.

For purposes of this “Optional Redemption by the Company” provision, where the shares of Series T Preferred Stock to be redeemed are DRIP/ASTSD Shares, the “date of original issuance” of such DRIP/ASTSD Shares shall be deemed to be the same as the date of original issuance of the DRIP/ASTSD Underlying Series T Shares, and such DRIP/ASTSD Shares shall become subject to optional redemption by the company hereunder on the same date as the DRIP/ASTSD Underlying Series T Shares.

We may exercise our redemption right by delivering a written notice thereof to all, but not less than all, of the holders of the shares of Series T Preferred Stock to be redeemed. A notice of redemption shall be irrevocable. Each such notice will state the date on which the redemption by us shall occur, which date will be no less than seven (7) days following the notice date.

Change of Control Redemption by the Company.   Upon the occurrence of a Change of Control (as defined below), we will be required to redeem all outstanding shares of the Series T Preferred Stock in whole within 60 days after the first date on which such Change of Control occurred, in cash at a redemption price of  $25.00 per share, plus an amount equal to all accrued but unpaid cash dividends, if any, to and including the redemption date; provided, however, that if the Maryland law solvency tests prohibit us from paying the full redemption price in cash, then we will pay such portion as would otherwise violate the solvency tests in shares of our Class A common stock to holders of the Series T Preferred Stock on a pro rata basis, based on the closing price per share of our Class A common stock for the single trading day prior to the date of redemption. Further, our obligation to redeem any of the shares of Series T Preferred Stock in cash may be restricted by Maryland law. No redemptions of shares of Series T Preferred Stock will be made in cash at such time as the terms and provisions of any agreement to which we are a party prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder.

We will mail to you, if you are a record holder of the Series T Preferred Stock, a notice of redemption no fewer than seven days before the redemption date. We will send the notice to your address shown on our stock transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series T Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:

•	the redemption date;

•	the redemption price;

•	the number of shares of Series T Preferred Stock to be redeemed;

•	DTC’s procedures for book entry transfer of Series T Preferred Stock for payment of the redemption price;

•	that dividends on the shares of Series T Preferred Stock to be redeemed will cease to accrue on such redemption date;

•	that payment of the redemption price and an amount equal to any accrued but unpaid dividends will be made upon book entry transfer of such Series T Preferred Stock in compliance with DTC’s procedures; and

•	that the Series T Preferred Stock is being redeemed pursuant to our mandatory redemption in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control.

If we have given a notice of redemption and have set apart sufficient funds for the redemption in trust for the benefit of the holders of the Series T Preferred Stock called for redemption, then from and after the redemption date, those shares of Series T Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series T Preferred Stock will terminate. The holders of those shares of Series T Preferred Stock will retain their right to receive the redemption price for their shares and an amount equal to all accrued but unpaid cash dividends, if any, to and including the redemption date, without interest.

The holders of Series T Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series T Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series T Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid cash dividends, whether or not in arrears, on Series T Preferred Stock to be redeemed.

For purposes of the Series T Preferred Stock, “Change of Control” is when, after the original issuance of the Series T Preferred Stock, any of the following has occurred and is continuing:

•	a “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than our company, its subsidiaries, and its and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the total voting power of all outstanding shares of our common equity that are entitled to vote generally in the election of directors (“Voting Stock”); provided, that notwithstanding the foregoing, such a transaction will not be deemed to involve a Change of Control if (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction;

•	consummation of any share exchange, consolidation or merger of our company or any other transaction or series of transactions pursuant to which our Class A common stock will be converted into cash, securities or other property, (1) other than any such transaction where the shares of our Class A common stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the common stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction, and (2) expressly excluding any such transaction preceded by our company’s acquisition of the capital stock of another company for cash, securities or other property, whether directly or indirectly through one of our subsidiaries, as a precursor to such transaction; or

•	Series T Continuing Directors cease to constitute at least a majority of our board of directors.

For purposes of the Series T Preferred Stock, “Series T Continuing Director” means a director who either was a member of our board of directors on November 13, 2019 or who becomes a member of our board of directors subsequent to that date and whose appointment, election or nomination for election by our stockholders was duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by our company on behalf of our board of directors in which such individual is named as nominee for director.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment shall be made to holders of our common stock or any other class or series of capital stock ranking junior to our shares of Series T Preferred Stock, the holders of shares of Series T Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to the Stated Value per share, plus an amount equal to any accrued but unpaid cash dividends (whether or not declared) to and including the date of payment, pari passu with the holders of shares of any other class or series of our capital stock ranking on parity with the Series T Preferred Stock, including the Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock, as to the liquidation preference and accrued but unpaid dividends they are entitled to receive.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of our shares of Series T Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our stock or otherwise, is permitted under the MGCL, amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of the Series T Preferred Stock will not be added to our total liabilities.

Voting Rights.   Our Series T Preferred Stock generally has no voting rights, except as set forth below.

So long as any shares of Series T Preferred Stock remain outstanding, the holders of shares of Series T Preferred Stock will have the exclusive right to vote on any amendment, alteration or repeal of our charter, including the terms of the Series T Preferred Stock, that would alter only the contract rights, as expressly set forth in our charter, of the Series T Preferred Stock, and the holders of any other classes or series of our capital stock will not be entitled to vote on such an amendment, alteration or repeal, with any such amendment requiring the affirmative vote or consent of holders of two-thirds of the Series T Preferred Stock issued and outstanding at the time.

In addition, holders of shares of Series T Preferred Stock and of any other Voting Preferred Stock, voting together as a single class, will also have the exclusive right to vote on any amendment, alteration or repeal of our charter, including the terms of the Series T Preferred Stock, that would alter only the contract rights, as expressly set forth in our charter, of the Series T Preferred Stock and such other Voting Preferred Stock, with any such action requiring the affirmative vote or consent of holders of shares of Series T Preferred Stock and such other Voting Preferred Stock entitled to cast two-thirds of all votes entitled to be cast on the matter, with each holder of Series T Preferred Stock and such other Voting Preferred Stock entitled to one vote for each $25.00 in liquidation preference. As of December 31, 2020, the other Voting Preferred Stock in the foregoing matter includes the Series C Preferred Stock, and the Series D Preferred Stock. The holders of any other classes or series of our capital stock will not be entitled to vote on such an amendment, alteration or repeal.

Further, so long as any shares of Series T Preferred Stock remain outstanding, the holders of shares of Series T Preferred Stock will also have the right to vote to (a) authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of our capital stock ranking senior to the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series T Preferred Stock with respect to dividend rights and rights upon our liquidation, dissolution or winding up (any such senior stock, the “Senior Stock”), (b) reclassify any authorized shares of our capital stock into Senior Stock, or (c) create, authorize or issue any obligation or security convertible into, or evidencing the right to purchase, Senior Stock. Any such action will require the following:

(1)	Pursuant to the Articles Supplementary for the Series T Preferred Stock, the affirmative vote or consent of holders of (i) Series T Preferred Stock, and (ii) any other Voting Preferred Stock, entitled to cast a majority of all votes collectively entitled to be cast by such holders, voting together as a single class, with each holder thereof entitled to one vote for each $25.00 in liquidation preference;

(2)	Pursuant to the respective articles supplementary establishing and setting forth the terms, rights, preferences and limitations of each of the Series C Preferred Stock and the Series D Preferred Stock, the affirmative vote or consent of holders of (i) Series C Preferred Stock, (ii) Series D Preferred Stock, and (iii) any future Parity Preferred Stock (“Future Parity Preferred Stock”) upon which like voting rights have been conferred, entitled to cast two-thirds of all votes collectively entitled to be cast by the holders thereof, voting together as a single class, with each such holder entitled to one vote for each $25.00 in liquidation preference; and

(3)	Pursuant to the terms of our side letter agreement with Cetera Financial Group, Inc. on behalf of itself and its affiliated broker dealers in connection with the offer and sale of our Series B Preferred Stock (the “Cetera Side Letter”), the affirmative vote of a majority of the votes cast by holders of (i) Series B Preferred Stock, (ii) Series C Preferred Stock, (iii) Series D Preferred Stock, (iv) Series T Preferred Stock, and (v) any Future Parity Preferred Stock, voting together as a single class, with each such holder entitled to one vote for each $1,000.00 in liquidation preference.

Holders of shares of Series T Preferred Stock will not be entitled to vote with respect to any increase in the total number of authorized shares of our common stock or preferred stock, any issuance or increase in the number of authorized shares of Series T Preferred Stock or the creation or issuance of any other class or series of capital stock, or any increase in the number of authorized shares of any class or series of capital stock, in each case ranking on parity with or junior to the Series T Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

Except as described above, holders of shares of Series T Preferred Stock will not have any voting rights with respect to, and the consent of the holders of shares of Series T Preferred Stock is not required for, the taking of any corporate action, regardless of the effect that such corporate action may have upon the powers, preferences, voting power or other rights or privileges of the Series T Preferred Stock.

Dividend Coverage Ratio.   For so long as any shares of Series T Preferred Stock remain outstanding, the company will maintain a Dividend Coverage Ratio (as defined below) of not less than 1.1:1 (the “Series T Coverage Requirement”) as of the end of each calendar quarter. If the Dividend Coverage Ratio is below the Series T Coverage Requirement as reflected in a Current Filing (as defined below), then on and after the date of such Current Filing and until and unless the Series T Coverage Requirement has been met, the company shall not (i) issue any additional shares of Parity Preferred Stock, nor (ii) make any voluntary distributions on shares of Class A common stock or any other class or series of our capital stock other than stock that, pursuant to its express terms, ranks junior to the Series T Preferred Stock with respect to any other distributions or liquidation rights upon voluntary or involuntary liquidation, dissolution or winding up of our affairs (“Junior Stock”); in either case, other than distributions required to maintain our qualification as a REIT for tax purposes.

For purposes of the Series T Coverage Requirement, the Dividend Coverage Ratio shall equal the quotient of: (A) our Core Funds from Operations, or CFFO (as more fully defined below), as set forth in our Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable and including any amendment thereof, filed during the most recent quarter (the “Current Filing”), and further adjusted to add back the expense of all preferred dividends, for the two most recent quarters, plus the sum of: (1) the product of (a)(i) unrestricted cash on our balance sheet as reflected in the Current Filing, minus (ii) an amount equal to the greater of  $5,000,000 or 5.0% of the amount in subclause (1)(a)(i) (provided, if such calculation would cause the amount to be negative, it will instead be equal to zero), multiplied by (b) a 5.0% annualized rate of return over such quarterly period, and (2) the product of  (a)(i) unrestricted cash on our balance sheet as reflected in the filing filed immediately preceding the Current Filing, minus (ii) an amount equal to the greater of  $5,000,000 or 5.0% of the amount in subclause (2)(a)(i) (provided, if such calculation would cause the amount to be negative, it will instead be equal to zero), multiplied by (b) a 5.0% annualized rate of return over such quarterly period; over (B) the amount of preferred dividends required to be distributed to the Series T Holders and any (x) Parity Preferred Stock, or (y)  any preferred stock the terms of which expressly provide that it ranks senior to the Series T Preferred Stock with respect to any other distributions or liquidation rights upon voluntary or involuntary liquidation, dissolution or winding up of our affairs for such quarters without any breach, default or deferral with respect to any such distributions.

For purposes of the Series T Coverage Requirement, CFFO means our Core Funds from Operations, as set forth in our Current Filing; provided that such amount is calculated in a manner substantially consistent with the manner in which CFFO was calculated in our Quarterly Report on Form 10-Q filed for the third quarter of 2019 or in a manner otherwise calculated in accordance with commonly accepted industry practices at the time of the Current Filing (the “CFFO Calculation Standard”). Notwithstanding the foregoing, if we do not report CFFO in a Current Filing, either in response to industry practice or as required by the Securities and Exchange Commission or other regulatory body, CFFO for such applicable period will be calculated in a manner consistent with the manner in which CFFO was calculated in the last periodic filing in which CFFO was (a) included and (b) calculated in a manner consistent with the CFFO Calculation Standard.

So long as any shares of Series T Redeemable Preferred Stock remain outstanding, we will not sell an asset if such sale would cause us to fail to meet the Coverage Requirement, with CFFO for such purposes determined on a reasonable pro forma basis to adjust for the effect of disposing of the subject property, unless such sale is reasonably necessary for us to maintain our qualification as a REIT for U.S. federal income tax purposes, as determined by a majority of our independent directors.

Exchange Listing.   We do not plan on making an application to list the shares of our Series T Redeemable Preferred Stock on the NYSE American, any other national securities exchange or any other nationally recognized trading system.

Restrictions on Ownership and Transfer

In order for us to maintain our qualification as a REIT under the federal tax laws, we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the U.S. federal income tax laws to include specified private foundations, employee benefit plans and trusts, and charitable trusts) during the last half of any taxable year, other than our first REIT taxable year. Moreover, our outstanding shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.

Because our board of directors believes it is essential for our company to qualify and continue to qualify as a REIT and for other corporate purposes, our charter, subject to the exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the U.S. federal income tax laws, more than 9.8% of:

•	the total value of the aggregate of the outstanding shares of our capital stock; or

•	the total value or number (whichever is more restrictive) of the aggregate of the outstanding shares of our common stock.

For purposes of this calculation, Warrants treated as held by a person will be deemed to have been exercised. However, unless our board of directors decides to apply a different interpretation of our charter, Warrants held by unrelated persons will not be deemed to be exercised. As a result of this treatment, shares that could be received upon an exercise of a Warrant held by an investor will be included in both the numerator and the denominator when calculating how many shares an investor may own without violating the 9.8% ownership limits. In addition, the articles supplementary establishing each of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series T Preferred Stock (respectively) provide that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either more than 9.8% in value or in number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series T Preferred Stock (as applicable). We refer to these limitations regarding the ownership of our shares collectively as the “9.8% Ownership Limitation.” Further, our charter provides for certain circumstances where our board of directors may exempt (prospectively or retroactively) a person from the 9.8% Ownership Limitation and establish or increase an excepted holder limit for such person. Subject to certain conditions, our board of directors may also increase the 9.8% Ownership Limitation for one or more persons and decrease the 9.8% Ownership Limitation for all other persons.

To assist us in preserving our status as a REIT, among other purposes, our charter also contains limitations on the ownership and transfer of shares of capital stock that would:

•	result in our capital stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution;

•	result in our company being “closely held” under the U.S. federal income tax laws; and

•	cause our company to own, actually or constructively, 9.8% or more of the ownership interests in a tenant of our real property, under the U.S. federal income tax laws or otherwise fail to qualify as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void, with the intended transferee acquiring no rights in such shares of stock. If any transfer of our stock occurs which, if effective, would result in any person owning shares in violation of the other limitations described above (including the 9.8% Ownership Limitation), then that number of shares the ownership of which otherwise would cause such person to violate such limitations, rounded up to the nearest whole share, will automatically result in such shares being designated as shares-in- trust and transferred automatically to a trust effective on the close of business on the business day before the purported transfer of such shares. We will designate the trustee, but it will not be affiliated with our company. The beneficiary of the trust will be one or more charitable organizations that are named by our company. If the transfer to the trust would not be effective for any reason to prevent a violation of the limitations on ownership and transfer, then the transfer of that number of shares that otherwise would cause the violation will be null and void, with the intended transferee acquiring no rights in such shares.

Shares-in-trust will remain shares of issued and outstanding capital stock and will be entitled to the same rights and privileges as all other stock of the same class or series but the intended transferee will acquire no rights in those shares. The trustee will receive all dividends and other distributions on the shares-in-trust and will hold such dividends or other distributions in trust for the benefit of the beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trustee will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. The trustee will vote all shares-in-trust and, subject to Maryland law, effective as of the date that the shares-in-trust were transferred to the trustee, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the record holder of the shares that are designated as shares-in-trust (the “Prohibited Owner”), and to the beneficiary as follows. The Prohibited Owner generally will receive from the trust the lesser of:

•	the price per share such Prohibited Owner paid for the shares of capital stock that were designated as shares-in-trust or, in the case of a gift or devise, the market price per share on the date of the event causing such transfer; or

•	the price per share received by the trust from the sale of such shares-in-trust, net of any commissions and other expenses of sale.

The trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions that have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the trustee. The trust will distribute to the beneficiary any amounts received by the trust in excess of the amounts to be paid to the Prohibited Owner. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares will be deemed to have been sold on behalf of the trust and, to the extent that the Prohibited Owner received an amount for the shares that exceeds the amount the Prohibited Owner was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, the shares-in-trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that created such shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such gift or devise; or

•	the market price per share on the date that we, or our designee, accepts such offer.

We may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions that have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the beneficiary.

“Market price” on any date means the closing price for our stock on such date. The “closing price” refers to the last sale price, regular way as reported by the primary securities exchange or market on which our stock is then listed or quoted for trading. If our stock is not so listed or quoted at the time of determination of the market price, our board of directors will determine the market price.

If you acquire or attempt or intend to acquire shares of our capital stock in violation of the foregoing restrictions, or if you owned common or preferred stock that was transferred to a trust, then we will require you to give us immediate written notice of such event or, in the case of a proposed or attempted transaction, at least 15 days written notice, and to provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

If you own, directly or indirectly, 5% or more, or such lower percentages as required under the U.S. federal income tax laws, of our outstanding shares of stock, then you must, upon request following the end of each taxable year, provide to us a written statement or affidavit stating your name and address, the number of shares of capital stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect stockholder must provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our qualification as a REIT and to ensure compliance with the 9.8% Ownership Limitation.

The 9.8% Ownership Limitation generally will not apply to the acquisition of shares of capital stock by an underwriter that participates in a public offering of such shares. In addition, our board of directors, upon receipt of a ruling from the Internal Revenue Service (the “IRS”) or an opinion of counsel and upon such other conditions as our board of directors may direct, including the receipt of certain representations and undertakings required by our charter, may exempt (prospectively or retroactively) a person from the ownership limit and establish or increase an excepted holder limit for such person. The 9.8% Ownership Limitation will continue to apply until our board of directors determines that it is no longer in the best interests of our company to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required for REIT qualification.

All certificates, if any, representing our common or preferred stock, will bear a legend referring to the restrictions described above or a legend that we will furnish a full statement about these restrictions on request and without charge.

The ownership limit in our charter may have the effect of delaying, deferring or preventing a takeover or other transaction or change in control of our company that might involve a premium price for your shares or otherwise be in your interest as a stockholder.

Distributions

During certain periods of our operations, we have funded distributions from sources other than cash flow from operations, such as from offering proceeds, borrowings and the sale of assets to the extent distributions exceeded our earnings or cash flows from operations, and may do so in the future if we are unable to make distributions with our cash flows from our operations. Generally, our policy is to pay distributions from cash flow from operations. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that from time to time, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. We may fund such distributions from third party borrowings, offering proceeds, or sale proceeds. To the extent we invest in development or redevelopment projects or in properties that have significant capital requirements, these properties will not immediately generate operating cash flow, and although we intend to structure many of these investments under our Invest-to-Own strategy to provide for income to us during the development stage, our ability to make distributions may be negatively impacted.

Subject to the preferential rights of holders of our Series B Preferred Stock, our Series C Preferred Stock, our Series D Preferred Stock, our Series T Preferred Stock and any other class or series of stock, our board of directors intends to authorize, and we intend to declare, dividends on our Class A common stock and our Class C common stock quarterly, in arrears. The record date and payment date will be as determined by our board of directors in their sole discretion; however, we expect such dividends to also be payable quarterly, in arrears. Distributions will be paid to stockholders as of the record dates for the periods selected by the directors.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, distributed income will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain or loss.

Distributions are authorized at the discretion of our board of directors, in accordance with our earnings, cash flow, anticipated cash flow and general financial condition and subject in all cases to requirements under Maryland law. The board’s discretion will be directed, in substantial part, by its intention to cause us to continue to qualify as a REIT.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. There can be no assurance that future cash flow will support distributions at the rate that such distributions are paid in any particular distribution period.

Under Maryland law, we may issue our own securities as stock dividends in lieu of making cash distributions to stockholders. We may issue securities as stock dividends in the future.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock, Class C common stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series T Preferred Stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES

We may issue depositary shares, each of which will represent a fractional interest in a share of a particular class or series of our preferred stock, as specified in the applicable prospectus supplement. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement that we will enter into with a bank or trust company named therein, as depositary, which depositary receipts will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to the rights and preferences of, and will be subject to the limitations and restrictions on, the class or series of preferred stock represented by those depositary shares (including, if applicable, dividend, voting, conversion, redemption and liquidation rights).

Some of the particular terms of the depositary shares offered by the applicable prospectus supplement, as well as some of the terms of the related deposit agreement, will be described in the prospectus supplement, which may also include, if applicable, a discussion of material U.S. federal income tax considerations.

Copies of the applicable form of deposit agreement and depositary receipt will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under “Where You Can Find More Information.” The statements in this prospectus relating to any deposit agreement, the depositary receipts to be issued thereunder and the related depositary shares are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all the provisions of the applicable deposit agreement and related depositary receipts. Accordingly, you should read the form of deposit agreement and depositary receipt in their entirety before making an investment decision.

DESCRIPTION OF DEBT SECURITIES

The debt securities that we may issue may constitute debentures, notes, bonds or other evidences of our indebtedness, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities.

Debt securities that we may issue may be issued under a senior indenture between us and a trustee, or a subordinated indenture between us and a trustee, which we refer to individually as an indenture and, collectively, as the indentures. The descriptions in this section relating to the debt securities and the indentures are summaries of their provisions. The summaries are not complete and are qualified in their entirety by reference to the actual indentures and debt securities and the further descriptions in the applicable prospectus supplement. If we enter into any revised indenture or indenture supplement, we will file a copy of that revised indenture or indenture supplement with the SEC. A form of the senior indenture and a form of the subordinated indenture under which we may issue our debt securities have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part. Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should refer to the provisions of the indentures for provisions that may be important to you.

The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

General

We may issue an indeterminate principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the applicable indenture. Unless the prospectus supplement indicates otherwise, senior debt securities will be unsecured and unsubordinated obligations and will rank equal with all our other unsecured and unsubordinated debt. We will make payments on our subordinated debt securities only if we have made all payments due under our senior indebtedness, including any outstanding senior debt securities.

The indentures might not limit the amount of other debt that we may incur and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

We will describe the debt securities and the price or prices at which we will offer the debt securities in a prospectus supplement. We will describe:

•	the title and form of the debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part and if such series may be reopened from time to time;

•	the person to whom any interest on a debt security of the series will be paid;

•	the date or dates on which we must repay the principal;

•	the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	if applicable, the duration and terms of the right to extend interest payment periods;

•	the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the terms and conditions on which we may redeem any debt security, if at all;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•	the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	if applicable, that the debt securities are defeasible and the terms of such defeasance;

•	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of common stock or other securities or property;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the depositary and terms for the global securities;

•	the subordination provisions that will apply to any subordinated debt securities;

•	the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

•	the material federal income tax considerations applicable to the debt securities;

•	the covenants in the indentures; and

•	whether the debt securities will be guaranteed.

Conversion and Exchange Rights

If applicable, we will describe the terms on which you may convert debt securities into or exchange them for common stock or other securities or property in the applicable prospectus supplement. The conversion or exchange may be mandatory or may be at your option. We will describe how to calculate the number of shares of common stock or other securities or property that you will receive upon conversion or exchange in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

We will pay the indebtedness underlying the subordinated debt securities if we have made all payments due under our senior indebtedness, including any outstanding senior debt securities. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. If an event of default accelerates the subordinated debt securities, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof. The holder of a debt security may elect, subject to the terms of the applicable indenture and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the applicable prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place in which we will pay on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. We will deposit each global security with a depositary or a custodian. The global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

•	the depositary is unwilling or unable to continue as depositary; or

•	the depositary is no longer in good standing under the Exchange Act, or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Your ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

Unless we indicate otherwise, we will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

Unless we indicate otherwise, we will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless we indicate otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

We will name any other paying agents for the debt securities of a particular series in the applicable prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger and Sale of Assets

Except as may be provided for a series of debt securities, under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor assumes our obligations under the debt securities and the indentures; and

•	we meet the other conditions described in the indentures.

Events of Default

Each of the following will constitute an event of default under each indenture:

•	our failure to pay the principal of or any premium on any debt security when due;

•	our failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

•	our failure to deposit any sinking fund payment when due;

•	our failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

•	certain events of our bankruptcy, insolvency or reorganization; and

•	any other event of default specified in the applicable prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for certain duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

•	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

•	the trustee has not received a direction inconsistent with the request within a specified number of days.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, we and the trustee may change the rights of holders of a series of notes with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of notes;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

•	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be waived or amended without each holder’s consent.

Except in certain limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In certain limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

We may apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of certain restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

•	to maintain a registrar and paying agents and hold moneys for payment in trust;

•	to register the transfer or exchange of the notes; and

•	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium on, if any, and each installment of interest on the debt securities. We may establish this trust only if:

•	no event of default has occurred and continues to occur;

•	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the IRS a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

•	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

•	we satisfy other customary conditions precedent described in the applicable indenture.

Notices

We will mail notices to holders of debt securities as indicated in the applicable prospectus supplement.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, shares of common stock, shares of preferred stock or depositary shares. Warrants may be issued independently or together with any securities or may be attached to or separate from the securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a bank or trust company, as warrant agent, as specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will describe the specific terms of any warrants we may offer in the applicable prospectus supplement relating to those warrants, which terms will include:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	any provisions for adjustment of the number of securities purchasable upon exercise of the warrants or the exercise price of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of the warrants issued with each security;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the minimum or maximum number of warrants which may be exercised at any one time;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	a discussion of the material U.S. federal income tax considerations, if any, applicable to the acquisition, ownership, exercise and disposition of the warrants;

•	information with respect to book-entry procedures, if applicable; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder of the warrant to purchase for cash or upon cash-less exercise, if applicable, the number of debt securities, shares of common stock or preferred stock or depositary shares at the exercise price stated or determinable in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as possible, forward the debt securities, shares of common stock or preferred stock or depositary shares that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of two or more of the following: shares of common stock, shares of preferred stock, debt securities, warrants and depositary shares or any combination of such securities.

BOOK ENTRY PROCEDURES AND SETTLEMENT

We may issue the securities offered pursuant to this prospectus in certificated or book-entry form or in the form of one or more global securities. The accompanying prospectus supplement will describe the manner in which the securities offered thereby will be issued.

IMPORTANT PROVISIONS OF MARYLAND CORPORATE LAW AND OUR CHARTER AND BYLAWS

The following is a summary of some of the important provisions of Maryland law, our charter and our bylaws in effect as of the date of this prospectus, copies of which are filed as an exhibit to the registration statement to which this prospectus relates and may also be obtained from us.

Our Charter and Bylaws

Stockholder rights and related matters are governed by the MGCL and our charter and bylaws. Provisions of our charter and bylaws, which are summarized below, may make it more difficult to change the composition of our board of directors and may discourage or make more difficult any attempt by a person or group to obtain control of our company.

Stockholders’ Meetings

An annual meeting of our stockholders will be held each year on the date and at the time and place, if any, set by our board of directors for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. A special meeting of our stockholders may be called in the manner provided in the bylaws, including by the president, the chief executive officer, the chairman of the board, or our board of directors, and, subject to certain procedural requirements set forth in our bylaws, must be called by the secretary to act on any matter that may properly be considered at a meeting of stockholders upon written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast on such matter at such meeting. Subject to the restrictions on ownership and transfer of stock contained in our charter and the terms of any class or series of preferred stock and except as may otherwise be specified in our charter, at any meeting of the stockholders, each outstanding share of Class A common stock entitles the owner of record thereof on the applicable record date to cast one vote on all matters voted on by common stockholders, including the election of directors, and each outstanding share of Class C common stock entitles the owner of record thereof on the applicable record date to cast fifty votes per share on each matter on which holders of Class A common stock are entitled to vote,. In general, the presence in person or by proxy of a majority of our outstanding shares of common stock entitled to vote constitutes a quorum, and any matter approved by our stockholders by the vote required under the MGCL, our charter or our bylaws, as applicable will be binding on all of our stockholders.

Our Board of Directors

Subject to the terms of any class or series of preferred stock, any vacancy on our board of directors may be filled only by the vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred. Any director may resign at any time and may be removed only for cause (as defined in our charter), and then only by our stockholders entitled to cast at least a majority of the votes entitled to be cast generally in the election of directors.

Each director will serve a term beginning on the date of his or her election and ending on the next annual meeting of the stockholders and when his or her successor is duly elected and qualifies. Because holders of common stock have no right to cumulative voting for the election of directors, at each annual meeting of stockholders, the holders of the shares of common stock with a majority of the voting power of the common stock will be able to elect all of the directors.

Limitation of Liability and Indemnification

The MGCL permits us to include in our charter a provision eliminating the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains such a provision eliminating such liability to the maximum extent permitted by Maryland law.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity and permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made or threatened to be made a party or witness by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

The MGCL prohibits us from indemnifying a director or officer who has been adjudged liable in a suit by us or on our behalf or in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received; however, indemnification for an adverse judgment in a suit by us or on our behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

The MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter authorizes us to obligate ourselves, and our bylaws require us, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors and our officers (including any director or officer who is or was serving at the request of our company as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise). In addition, our charter and our bylaws permit us, with the approval of our board of directors, to provide such indemnification and advance of expenses to any individual who served a predecessor of us in any of the capacities described above and to any employee or agent of us or a predecessor of us.

However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable.

We may also purchase and maintain insurance to indemnify such parties against the liability assumed by them whether or not we are required or have the power to indemnify them against this same liability.

Takeover Provisions of the MGCL

The following paragraphs summarize some provisions of Maryland law and our charter and bylaws which may delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s then outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board. After the five-year prohibition, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting stock held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder.

Pursuant to the statute, our board of directors has opted out of these provisions of the MGCL provided that the business combination is first approved by our board of directors, in which case, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any person. However, such resolution can be altered or repealed, in whole or in part, at any time by our board of directors. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the super-majority vote requirements and the other provisions of the statute.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors:

•	a person who makes or proposes to make a control share acquisition;

•	an officer of the corporation; or

•	an employee of the corporation who is also a director of the corporation.

“Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved, or, if no such meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. We cannot assure you that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

We have elected to be subject to the provisions of Subtitle 8 that require that vacancies on our board of directors may be filled only by the remaining directors and that any director elected by the board of directors shall serve for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships and require, unless called by the president, the chief executive officer, the chairman of the board or our board of directors, the request of stockholders entitled to cast at least a majority of the votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders to call a special meeting to act on such matter.

Dissolution or Termination of Our Company

We are an infinite-life corporation that may be dissolved under the MGCL at any time by the affirmative vote of a majority of our entire board and of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter. Our Operating Partnership has a perpetual existence.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors or (3) by a stockholder who is a stockholder of record at the record date for the meeting, at the time of giving the advance notice required by our bylaws and at the time of the meeting (and any adjournment or postponement thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (1) by or at the direction of the board of directors or (2) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record at the record date for the meeting, at the time of giving the advance notice required by our bylaws and at the time of the meeting (and any adjournment or postponement thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the U.S. District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders, (c) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws or (d) any action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material U.S. federal income tax considerations that you, as a securityholder, may consider relevant in connection with the purchase, ownership and disposition of our securities. Vinson & Elkins L.L.P. has acted as our special tax counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular securityholders in light of their personal investment or tax circumstances, or to certain types of securityholders that are subject to special treatment under the U.S. federal income tax laws, such as:

•	insurance companies;

•	tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt Stockholders” below);

•	financial institutions or broker-dealers;

•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “— Taxation of Non-U.S. Stockholders” below);

•	U.S. expatriates;

•	persons who mark-to-market our securities;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies and REITs;

•	trusts and estates;

•	holders who receive our securities through the exercise of employee stock options or otherwise as compensation;

•	persons holding our securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code; and

•	persons subject to special tax accounting rules as a result of their use of applicable financial statements (within the meaning of Section 451(b)(3) of the Code); and

•	persons holding our securities through a partnership or similar pass-through entity.

This summary assumes that securityholders hold shares as capital assets for U.S. federal income tax purposes, which generally means property held for investment.

The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section are based on the Code, final, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury Regulations, administrative interpretations and court decisions could change the current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR SECURITIES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of our Company

We elected to be taxed as a REIT under the U.S. federal income tax laws commencing with our taxable year ended December 31, 2010. We believe that we have been organized and have operated so as to qualify us as a REIT commencing with our taxable year ended December 31, 2010, and intend to continue to so operate. This section discusses the laws governing the U.S. federal income tax treatment of a REIT and its securityholders. These laws are highly technical and complex.

In the opinion of Vinson & Elkins L.L.P., we qualified to be taxed as a REIT under the U.S. federal income tax laws for our taxable years ended December 31, 2010 through December 31, 2020, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2021 and in the future. Investors should be aware that Vinson & Elkins L.L.P.’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets, the conduct of our business, and the value of our common stock, is not binding upon the IRS or any court, and speaks as of the date issued. In addition, Vinson & Elkins L.L.P.’s opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively.

Moreover, our qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual results, certain qualification tests set forth in the U.S. federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our capital stock ownership, and the percentage of our earnings that we distribute. Vinson & Elkins L.L.P. will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Vinson & Elkins L.L.P.’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify.”

As long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally applies to distributions by a corporation to its stockholders. However, even if we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will pay U.S. federal income tax on any taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	For taxable years beginning before January 1, 2018, we may be subject to the “alternative minimum tax” on any items of tax preference that we do not distribute or allocate to our stockholders.

•	We will pay income tax at the highest U.S. federal corporate income tax rate on:

○	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and

○	other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on our net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by a fraction intended to reflect our profitability.

•	If we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on some payments we receive (or on certain expenses deducted by any taxable REIT subsidiary (“TRS”) we form in the future, and effective for taxable years beginning after December 31, 2015, on income imputed to our TRS for services rendered to or on behalf of us), if arrangements among us, our tenants, and our TRSs do not reflect arm’s-length terms.

•	If we fail to satisfy any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as described below under “— Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest U.S. federal corporate income tax rate then applicable to U.S. corporations (35% for taxable years beginning on or before December 31, 2017, and 21% after that date) on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•	If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest applicable regular U.S. federal corporate income tax rate applicable if we recognize gain on the sale or disposition of the asset during the 5-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

○	the amount of gain that we recognize at the time of the sale or disposition, and

○	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Recordkeeping Requirements.”

•	The earnings of our lower-tier entities that are subchapter C corporations, including any TRSs we form in the future, will be subject to U.S. federal corporate income tax.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any TRSs we form in the future will be subject to U.S. federal, state and local corporate income tax on their taxable income.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1.	It is managed by one or more trustees or directors.

2.	Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3.	It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. federal income tax laws.

4.	It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.

5.	At least 100 persons are beneficial owners of its shares or ownership certificates.

6.	Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7.	It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets and the distribution of its income.

9.	It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws.

10.	It has not been a party to a spin-off transaction that is tax-deferred under section 355 of the Code during the applicable period.

We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining stock ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

Our charter provides restrictions regarding the transfer and ownership of shares of our capital stock. See “Description of Capital Stock — Restrictions on Ownership and Transfer.” We believe that we have issued sufficient stock with sufficient diversity of ownership to allow us to satisfy requirements 5 and 6 above. The restrictions in our charter are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate.

Qualified REIT Subsidiaries

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships

An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner for U.S. federal income tax purposes, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners for U.S. federal income tax purposes is generally treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see “— Asset Tests”) is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

We own limited partner or non-managing member interests in partnerships and limited liability companies that are joint ventures, and we intend to acquire similar interests in the future. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were able to qualify for a statutory REIT “savings” provision, which could require us to pay a significant penalty tax to maintain our REIT qualification.

Taxable REIT Subsidiaries

A REIT may own up to 100% of the shares of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation (other than a REIT) of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a TRS. We will not be treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us will be an asset in our hands, and we will treat the distributions paid to us from such TRS, if any, as income to the extent of the TRS’s earnings and profits. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake activities indirectly, such as earning fee income, that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 20% (25% for taxable years beginning on or before December 31, 2017) of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

A TRS pays income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. For example, deductions are disallowed for business interest expense (even if paid to third parties) in excess of the sum of a taxpayer’s business interest income and 30% (adjusted, in the absence of an election otherwise, to 50% for the 2020 taxable year under the Coronavirus Aid, Relief, and Economic Security Act of 2020 (the “CARES Act”)) of the adjusted taxable income of the business, which is its taxable income computed without regard to business interest income or expense, net operating losses (“NOLs”) or the pass-through income deductions (and for taxable years before 2022, excludes depreciation and amortization). Such limitations may also impact the amount of U.S. federal income tax paid by a TRS. Further, the rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis.

A TRS may not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated. A TRS is not considered to operate or manage a “qualified health care property” or “qualified lodging facility” solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so.

Rent that we receive from a TRS will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (2) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, as described in further detail below under “— Gross Income Tests — Rents from Real Property.” If we lease space to a TRS in the future, we will seek to comply with these requirements.

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of a real estate asset (effective for taxable years beginning after December 31, 2015, excluding gain from the sale of a debt instrument issued by a “publicly offered REIT” (i.e., a REIT required to file periodic and annual reports with the SEC under the Exchange Act) to the extent not secured by real property or an interest in real property) not held for sale to customers;

•	income and gain derived from foreclosure property;

•	amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements to make loans secured by mortgages on real property or interests in real property or to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

•	income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these; however, effective for taxable years beginning after December 31, 2015, for purposes of the 95% gross income test, gain from the sale of “real estate assets” includes gain from the sale of a debt instrument issued by a “publicly offered REIT.” Cancellation of indebtedness income (“COD income”) and gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business are excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. Finally, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “— Foreign Currency Gain.” The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property

Rent that we receive, including as a result of our ownership of preferred or common equity interests in a partnership that owns rental properties, from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•	Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS.

•	Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. The allocation of rent between real and personal property is based on the relative fair market values of the real and personal property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

•	Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income from the related properties.

If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as “rents from real property” because either (1) the rent is considered based on the income or profits of the related tenant, (2) the tenant either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying TRSs or (3) we furnish noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a TRS, none of the rent from that property would qualify as “rents from real property.”

Our Operating Partnership and its subsidiaries generally lease substantially all our properties to tenants’ that are individuals. Our leases typically have a term of at least one year and require the tenant to pay fixed rent. We do not anticipate leasing significant amounts of personal property pursuant to our leases. Moreover, we do not currently perform any services other than customary ones for our tenants, unless such services are provided through independent contractors or a TRS. Accordingly, we believe that our leases generally produce rent that qualifies as “rents from real property” for purposes of the 75% and 95% gross income tests.

In addition to the rent, the tenants may be required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties, such charges generally will qualify as “rents from real property.” To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that late charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.

Interest

Interest income generally constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property (and, for taxable years beginning after December 31, 2015, a mortgage on an interest in real property). Except as provided in the following sentence, if we receive interest income with respect to a mortgage loan that is secured by both real and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. For taxable years beginning after December 31, 2015, in the case of real estate mortgage loans secured by both real and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the mortgage is qualifying under the 75% asset test and as producing interest income that qualifies for purposes of the 75% gross income test.

The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

In connection with development projects, we may originate mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. In Revenue Procedure 2003-65, the IRS established a safe harbor under which loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the REIT asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied. Although Revenue Procedure 2003-65 provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, we anticipate that our mezzanine loans typically will not meet all of the requirements for reliance on the safe harbor. To the extent any mezzanine loans that we originate do not qualify for the safe harbor described above, the interest income from the loans will be qualifying income for purposes of the 95% gross income test, but there is a risk that such interest income will not be qualifying income for purposes of the 75% gross income test. We intend to invest in mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.

Dividends

Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Prohibited Transactions

A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our properties have been or will be held primarily for sale to customers and that all prior sales of our properties were not, and a sale of any of our properties in the future will not be in the ordinary course of our business. However, there can be no assurance that the IRS would not disagree with that belief. Whether a REIT holds a property “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances in effect from time to time, including those related to a particular property. A safe harbor to the characterization of the sale of property that is a real estate asset by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	the REIT has held the property for not less than two years;

•	the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the adjusted basis of the property do not exceed 30% of the selling price of the property;

•	either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, or (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, or (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, or (4) effective for taxable years beginning after December 31, 2015, the aggregate adjusted basis of property sold during the year is 20% or less of the aggregate adjusted basis of all of our assets as of the beginning of the taxable year and the aggregate adjusted basis of property sold during the 3-year period ending with the year of sale is 10% or less of the aggregate tax basis of all of our assets as of the beginning of each of the three taxable years ending with the year of sale; or (5) effective for taxable years beginning after December 31, 2015, the fair market value of property sold during the year is 20% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year and the fair market value of property sold during the 3-year period ending with the year of sale is 10% or less of the aggregate fair market value of all of our assets as of the beginning of each of the three taxable years ending with the year of sale;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•	if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or, effective for taxable years beginning after December 31, 2015, through any of our TRSs.

We will attempt to comply with the terms of the safe-harbor provisions in the U.S. federal income tax laws prescribing when a property sale will not be characterized as a prohibited transaction. However, not all of our prior sales of properties have qualified for the safe-harbor provisions. In addition, we cannot assure you that we can comply with the safe-harbor provisions or that we have avoided and will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

Fee Income

Fee income generally will not be qualifying income for purposes of both the 75% and 95% gross income tests. Any fees earned by a TRS will not be included for purposes of the gross income tests.

Foreclosure Property

We will be subject to tax at the maximum U.S. federal corporate income tax rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or when default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year (or, with respect to qualified health care property, the second taxable year) following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or, as effective for taxable years beginning after December 31, 2015, through a TRS.

Hedging Transactions

From time to time, we or our Operating Partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the indemnification requirements discussed below. A “hedging transaction” means either (1) any transaction entered into in the normal course of our or our Operating Partnership’s trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). Effective for taxable years beginning after December 31, 2015, if we have entered into a qualifying hedging transaction as described above (an “Original Hedge”) and a portion of the hedged indebtedness is extinguished or property is disposed of and in connection with such extinguishment or disposition we enter into a new “clearly identified” hedging transaction that would counteract the Original Hedge (a “Counteracting Hedge”), income from the Original Hedge and income from the Counteracting Hedge (including gain from the disposition of the Original Hedge and the Counteracting Hedge) will not be treated as gross income for purposes of the 95% and 75% gross income tests. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

COD Income

From time-to-time, we and our subsidiaries may recognize COD income in connection with repurchasing debt at a discount. COD income is excluded from gross income for purposes of both the 95% gross income test and the 75% gross income test.

Foreign Currency Gain

Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests.

If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions are available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables and money market funds and, in certain circumstances, foreign currencies;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgage loans secured by real property;

•	stock in other REITs;

•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term; and

•	effective for taxable years beginning after December 31, 2015: (i) personal property leased in connection with real property to the extent that rents attributable to such personal property are treated as “rents from real property,” and (ii) debt instruments issued by “publicly offered REITs.”

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets (the “5% asset test”).

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer’s outstanding securities or 10% of the value of any one issuer’s outstanding securities (respectively, the “10% vote test” and the “10% value test”).

Fourth, no more than 20% (25% for taxable years beginning on or before December 31, 2017) of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test (the “25% securities test”).

Effective for taxable years beginning after December 31, 2015, not more than 25% of the value of our total assets may be represented by debt instruments issued by publicly offered REITs to the extent not secured by real property or interests in real property.

For purposes of the 5% asset test, the 10% vote test, the 10% value test and the 25% securities test, the term “securities” does not include shares in another REIT, debt of “publicly offered REITs”, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT (other than a “publicly offered REIT”), except that for purposes of the 10% value test, the term “securities” does not include:

•	“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

○	a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

○	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate;

•	Any “Section 467 rental agreement,” other than an agreement with a related party tenant;

•	Any obligation to pay “rents from real property”;

•	Certain securities issued by governmental entities;

•	Any security issued by a REIT;

•	Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

•	Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

We believe that our holdings of assets comply with the foregoing asset tests, and we intend to monitor compliance on an ongoing basis. However, independent appraisals have not been obtained to support our conclusions as to the value of our assets or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. As described above, Revenue Procedure 2003-65 provides a safe harbor pursuant to which certain mezzanine loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% asset test (and therefore, are not subject to the 5% asset test, the 10% vote test and the 10% value test). See “— Gross Income Tests.” Although we anticipate that our mezzanine loans typically will not qualify for that safe harbor, we believe our mezzanine loans should be treated as qualifying assets for the 75% asset test or should be excluded from the definition of securities for purposes of the 10% vote test and the 10% value test. We intend to make mezzanine loans only to the extent such loans will not cause us to fail the asset tests described above.

We will continue to monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we violate the 5% asset test, the 10% vote test or the 10% value test described above at the end of any quarter of each taxable year, we will not lose our REIT qualification if (1) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (1) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, (2) file a description of each asset causing the failure with the IRS and (3) pay a tax equal to the greater of $50,000 or 21% (35% for taxable years beginning before January 1, 2018) of the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to the sum of:

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the excess of the sum of certain items of non-cash income over 5% of our REIT taxable income computed without regard to the dividends paid deduction and our net capital gain.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either we (1) declare the distribution before we timely file our U.S. federal income tax return for the year, pay the distribution on or before the first regular dividend payment date after such declaration and elect in our tax return to have a specified dollar amount of such distribution treated as if paid during the prior year or (2) declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (1) are taxable to the stockholders in the year in which paid, and the distributions in clause (2) are treated as paid on December 31st of the prior taxable year to the extent of our earnings and profits. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain net income for such year, and

•	any undistributed taxable income (ordinary and capital gain) from all prior periods,

then, we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. In making this calculation, the amount that a REIT is treated as having “actually distributed” during the current taxable year is both the amount distributed during the current year and the amount by which the distributions during the prior year exceeded its taxable income and capital gain for that prior year (the prior year calculation uses the same methodology so, in determining the amount of the distribution in the prior year, one looks back to the year before and so forth).

If we are not treated as a “publicly offered REIT,” in order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. The preferential dividend rule does not apply to “publicly offered REITs.” Currently, we are a “publicly offered REIT.” We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid U.S. federal corporate income tax and the 4% nondeductible excise tax.

Limitations on Deductions

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Additionally, we may not deduct recognized capital losses from our “REIT taxable income.” Further, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. We generally will be required to recognize certain amounts as income no later than the time such amounts are reflected on certain financial statements.

Additionally, beginning with 2018, the Tax Cuts and Jobs Act (“TCJA”) generally limits a taxpayer’s net interest expense deduction to 30% (adjusted, in the absence of an election otherwise, to 50% for non-partnership entities for their 2019 and 2020 taxable years and for partnerships for their 2020 taxable years under the CARES Act) of the sum of adjusted taxable income, business interest, and certain other amounts. Adjusted taxable income does not include items of income or expense not allocable to a trade or business, business interest or expense, the deduction for qualified business income, NOLs, and for years prior to 2022, deductions for depreciation, amortization, or depletion. Under the CARES Act, a taxpayer may elect to use its adjusted taxable income from its 2019 taxable year for purposes of calculating its limitation in its 2020 taxable year. For partnerships, the interest deduction limit is applied at the partnership level, subject to certain adjustments to the partners for unused deduction limitation at the partnership level. Disallowed interest expense is carried forward indefinitely (subject to special rules for partnerships, including, under the CARES Act, the ability for a partner allocated disallowed interest with respect to the partnership’s 2019 taxable year to deduct 50% of such amounts in its 20202 taxable year).

The TCJA allows a real property trade or business to elect out of this interest limit so long as it uses a 40-year recovery period for nonresidential real property, a 30-year recovery period for residential real property, and a 20-year recovery period for related improvements described below. For this purpose, a real property trade or business is any real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operating, management, leasing, or brokerage trade or business. We believe this definition encompasses our business and thus will allow us the option of electing out of the limits on interest deductibility should we determine it is prudent to do so.

For taxpayers that do not use the TCJA’s real property trade or business exception to the business interest deduction limits, the TCJA maintains the current 39-year and 27.5-year straight line recovery periods for nonresidential real property and residential rental property, respectively, and provides that tenant improvements for such taxpayers are subject to a general 15-year recovery period. Also, the TCJA temporarily allows 100% expensing of certain new or used tangible property through 2022, phasing out at 20% for each following year (with an election available for 50% expensing of such property if placed in service during the first taxable year ending after September 27, 2017). The changes apply, generally, to property acquired after September 27, 2017, and placed in service after September 27, 2017.

Finally, NOL provisions were modified by the TCJA. The TCJA limits the NOL deduction to 80% of taxable income (before the deduction). It also generally eliminates NOL carrybacks for individuals and non-REIT corporations (NOL carrybacks did not apply to REITs under prior law), but allows indefinite NOL carryforwards. The new NOL rules apply to losses arising in taxable years beginning in 2018.

As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income, or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our capital stock or debt securities.

Elective Cash/Stock Dividends

We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. On August 11, 2017, the IRS issued Revenue Procedure 2017-45 authorizing elective cash/stock dividends to be made by “publicly offered REITs.” Pursuant to Revenue Procedure 2017- 45, effective for distributions declared on or after August 11, 2017, the IRS will treat the distribution of stock pursuant to an elective cash/stock dividend as a distribution of property under Section 301 of the Code (i.e., a dividend), as long as at least 20% of the total dividend is available in cash and certain other parameters detailed in the Revenue Procedure are satisfied. On May 4, 2020, the IRS issued Revenue Procedure 2020-19, which temporarily reduced (through the end of 2020) that minimum amount of the distribution that must be available in cash to 10%. Although we have not current intention of paying dividends in our own stock, if in the future we choose to pay dividends in our own stock, our stockholder may be required to pay tax in excess of the cash that they receive.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal income tax and, for taxable years beginning before January 1, 2018, any applicable alternative minimum tax on our taxable income at regular U.S. federal corporate income tax rates, plus potential penalties and/or interest. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to stockholders generally would be taxable as ordinary dividend income. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and domestic non-corporate stockholders might be eligible for the reduced U.S. federal income tax rate of up to 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

As used herein, the term “U.S. stockholder” means a beneficial owner of shares of our stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (1) a court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of our stock by the partnership.

As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred stock dividends and then to our common stock dividends. Under the TCJA, individuals, trusts, and estates generally may deduct 20% of the “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income, which in each case are already eligible for capital gain tax rates) they receive. The deduction for qualified REIT dividends is not subject to the wage and property basis limits that apply to other types of “qualified business income” under the TCJA. However, to qualify for this deduction, the U.S. stockholder receiving such dividends must hold the dividend-paying REIT stock for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the stock becomes ex-dividend and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property. The 20% deduction for qualified REIT dividends results in a maximum 29.6% U.S. federal income tax rate on ordinary REIT dividends, not including the 3.8% Medicare tax, discussed below. As with the other individual income tax changes in the TCJA, the deduction provisions were effective beginning in 2018. Without further legislation, the deduction would sunset after 2025.

A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the 20% tax rate for “qualified dividend income.” The maximum tax rate for qualified dividend income received by U.S. stockholders taxed at individual rates is currently 20%, plus the 3.8% Medicare tax on net investment income, if applicable. The maximum tax rate on qualified dividend income is lower than the maximum tax rates on ordinary income and REIT dividend income, which are currently 37% and 29.6%, respectively. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders (See — “Taxation of Our Company” above), our dividends generally will not be eligible for the 20% rate on qualified dividend income. However, under the TCJA, REIT dividends constitute “qualified business income,” and thus a 20% deduction is available to individual taxpayers with respect to such dividends, resulting in a maximum U.S. federal tax rate of 29.6%, not including the 3.8% Medicare tax.

A U.S. stockholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to how long the U.S. stockholder has held our stock. We generally will designate our capital gain dividends as either 20% or 25% U.S. federal income tax rate distributions. See “— Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we recognize in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock as long-term capital gain, or short-term capital gain if the shares of the stock have been held for one year or less, assuming the shares of stock are a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

U.S. stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Effective for distributions in taxable years beginning after December 31, 2015, the aggregate amount of dividends that we may designate as “capital gain dividends” or “qualified dividends” with respect to any taxable year may not exceed the dividends paid by us with respect to such year, including dividends that are paid in the following year and if made with or before the first regular dividend payment after such declaration) are treated as paid with respect to such year.

Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds are required to pay a 3.8% Medicare tax. The Medicare tax applies to, among other things, dividends and other income derived from certain trades or business and net gains from the sale or other disposition of property, such as our capital stock, subject to certain exceptions. Our dividends and any gain from the disposition of our stock generally are the type of gain that is subject to the Medicare tax.

Taxation of U.S. Stockholders on the Disposition of Our Stock

A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the U.S. stockholder has held our stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our stock may be disallowed if the U.S. stockholder purchases other shares of our stock within 30 days before or after the disposition.

Taxation of U.S. Stockholders on a Conversion of Our Preferred Stock

Except as provided below, (i) a U.S. stockholder generally will not recognize gain or loss upon the conversion of preferred stock into our Class A common stock, and (ii) a U.S. stockholder’s basis and holding period in our Class A common stock received upon conversion generally will be the same as those of the converted preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our Class A common stock received in a conversion that are attributable to accumulated and unpaid dividends on the converted preferred stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long- term capital gain or loss if the U.S. stockholder has held our preferred stock for more than one year at the time of conversion. U.S. stockholders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges stock received on a conversion of preferred stock for cash or other property.

Taxation of U.S. Stockholders on a Redemption of Our Preferred Stock

A redemption of our preferred stock will be treated under Section 302 of the Code as a distribution that is taxable at ordinary U.S. federal income tax rates as a as dividend (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred stock (in which case the redemption will be treated in the same manner as a sale described above under “—Taxation of U.S. Stockholders on the Disposition of Our Stock”). The redemption will satisfy such tests if it: (1) is “substantially disproportionate” with respect to the U.S. stockholder’s interest in our stock; (2) results in a “complete termination” of the U.S. stockholder’s interest in all our classes of our stock; or (3) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the U.S. stockholder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. stockholder of the preferred stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of our preferred stock does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described above under “— Taxation of Taxable U.S. Stockholders.” In that case, a U.S. stockholder’s adjusted tax basis in the redeemed preferred stock will be transferred to such U.S. stockholder’s remaining stock holdings in us. If the U.S. stockholder does not retain any of our stock, such basis could be transferred to a related person that holds our stock or it may be lost.

Under previously proposed Treasury Regulations, if any portion of the amount received by a U.S. stockholder on a redemption of any class of our preferred stock is treated as a distribution with respect to our stock but not as a taxable dividend, then such portion will be allocated to all stock of the redeemed class held by the redeemed stockholder just before the redemption on a pro-rata, share-by-share, basis. The amount applied to each share will first reduce the redeemed U.S. stockholder’s basis in that stock and any excess after the basis is reduced to zero will result in taxable gain. If the redeemed stockholder has different bases in its stock, then the amount allocated could reduce some of the basis in certain stock while reducing all the basis and giving rise to taxable gain in others. Thus, the redeemed U.S. stockholder could have gain even if such U.S. stockholder’s basis in all its stock of the redeemed class exceeded such portion.

The proposed Treasury Regulations permit the transfer of basis in the redeemed preferred stock to the redeemed U.S. stockholder’s remaining, unredeemed preferred stock of the same class (if any), but not to any other class of stock held (directly or indirectly) by the redeemed U.S. stockholder. Instead, any unrecovered basis in the redeemed preferred stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. As of March 28, 2019, these proposed regulations have been withdrawn. As a result, the treatment governing adjustments to the basis of a U.S. holder’s preferred stock with respect to amounts treated as a distribution with respect to preferred stock, but not as a dividend, as well as the treatment of the basis of any unredeemed shares, may be less certain.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal U.S. federal individual income tax rate currently is 37% (39.6% for the taxable years beginning on or before December 31, 2017). The maximum U.S. federal income tax rate on long-term capital gain applicable to non-corporate taxpayers is 20%. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, to the extent that such gain would have been treated as ordinary income if the property were “Section 1245 property.” Individuals, trusts, and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on gain from the sale of our common stock.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000 ($1,500 for married individuals filing separate returns). A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary U.S. federal corporate income tax rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance (or be deemed to finance) its acquisition of our stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our capital stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our capital stock only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our capital stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our capital stock in proportion to their actuarial interests in the pension trust; and either:

○	one pension trust owns more than 25% of the value of our capital stock; or

○	a group of pension trusts individually holding more than 10% of the value of our capital stock collectively owns more than 50% of the value of our capital stock.

Tax-exempt U.S. stockholders are urged to consult with their tax advisors regarding the U.S. federal, state and local tax consequences of owning our stock.

Taxation of Non-U.S. Stockholders

The term “non-U.S. stockholder” means a beneficial owner of our stock that is not a U.S. stockholder, a partnership (or entity treated as a partnership for U.S. federal income tax purposes) or a tax-exempt stockholder. The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and sale of our stock, including any reporting requirements.

Distributions

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest” (“USRPI”), as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non- U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed on distributions, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an W-8BEN or IRS Form W-8BEN-E, as applicable, evidencing eligibility for that reduced rate with us;

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income; or

•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. We must withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, by filing a U.S. tax return, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution.

However, subject to the discussion below regarding distributions to “qualified shareholders” and “qualified foreign pension funds,” under FIRPTA, if the applicable class of our stock is regularly traded on an established securities market in the United States, capital gain distributions on that class of stock that are attributable to our sale of a USRPI will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. stockholder did not own more than 10% of the applicable class of our stock at any time during the one-year period preceding the distribution. In such a case, non-U.S. stockholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends.

We believe that our Class A common stock, Series C Preferred Stock and Series D Preferred Stock are regularly traded on an established securities market in the United States, but that our Series B Preferred Stock and Series T Preferred Stock are not. With respect to any class of our stock that is not regularly traded on an established securities market in the United States, subject to the discussion below regarding distributions to “qualified shareholders” and “qualified foreign pension funds,” capital gain distributions that are attributable to our sale of USRPIs will be subject to tax under FIRPTA, as described above. In such case, we must withhold 21% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold. Moreover, if a non-U.S. stockholder disposes of our stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

A U.S. withholding tax at a 30% rate applies to dividends paid to certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Qualified Shareholders

Subject to the exception discussed below, any distribution on or after December 18, 2015 to a “qualified shareholder” who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. While a “qualified shareholder” will not be subject to FIRPTA withholding on REIT distributions, certain investors of a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and hold more than 10% of REIT stock (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding.

A “qualified shareholder” is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a qualified collective investment vehicle (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a United States real property holding corporation (“USRPHC”) if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of section 894 of the Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

Qualified Foreign Pension Funds

Any distribution on or after December 18, 2015 to a “qualified foreign pension fund” or an entity all of the interests of which are held by a “qualified foreign pension fund” who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to the withholding rules under FIRPTA.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (A) which is created or organized under the law of a country other than the United States, (B) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (C) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (D) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (E) with respect to which, under the laws of the country in which it is established or operates, (i) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (ii) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

Dispositions

Non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our stock if we are a USRPHC during a specified testing period, subject to the discussion below regarding distributions to “qualified shareholders” and “qualified foreign pension funds.” If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a USRPHC. We believe that we are, and that we will continue to be, a USRPHC based on our investment strategy. However, even if we are a USRPHC, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our stock if we are a “domestically controlled qualified investment entity.”

A “domestically controlled qualified investment entity” includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders. We cannot assure you that this test will be met.

If the applicable class of our stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to a non-U.S. stockholder’s disposition of such stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells such stock. Under this additional exception, the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if (1) the applicable class of our stock is treated as being regularly traded under applicable Treasury Regulations on an established securities market and (2) the non-U.S. stockholder owned, actually or constructively, 10% or less of that class of stock at all times during a specified testing period. As noted above, we believe that our Class A common stock, Series C Preferred Stock and Series D Preferred Stock are regularly traded on an established securities market, but that our Series B Preferred Stock and Series T Preferred Stock are not.

On or after December 18, 2015, a sale of our shares by:

•	a “qualified shareholder” or

•	a “qualified foreign pension fund”

who holds our shares directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA. While a “qualified shareholder” will not be subject to FIRPTA withholding upon sale of our shares, certain investors of a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder”, (other than interests solely as a creditor), that hold more than 10% of REIT stock (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding.

If the gain on the sale of shares of our stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. In addition, distributions that are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a non-U.S. stockholder treated as a corporation (under U.S. federal income tax principles) that is not otherwise entitled to treaty exemption. Finally, if we are not a domestically controlled qualified investment entity at the time our stock is sold and the non-U.S. stockholder does not qualify for the exemptions described in the preceding paragraph, under FIRPTA the purchaser of shares of our stock also may be required to withhold 15% of the purchase price and remit this amount to the IRS on behalf of the selling non-U.S. stockholder.

With respect to individual non-U.S. stockholders, even if not subject to FIRPTA, capital gains recognized from the sale of shares of our stock will be taxable to such non-U.S. stockholder if he or she is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual may be subject to a U.S. federal income tax on his or her U.S. source capital gain.

A U.S. withholding tax at a 30% rate will be imposed on proceeds from the sale of our stock received after December 31, 2018 by certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Conversion of Preferred Stock

So long our preferred stock does not constitute a USRPI under FIRPTA, the tax consequences to a non-U.S. stockholder of the conversion of our preferred stock into Class A common stock will generally be the same as those described above for a U.S. stockholder. If our preferred stock does constitute a USRPI, the conversion of our preferred stock into our common stock may be a taxable exchange for a non-U.S. stockholder. However, even if our preferred stock does constitute a USRPI, provided our Class A common stock also constitutes a USRPI, a non-U.S. stockholder generally will not recognize gain or loss upon a conversion of our preferred stock into our Class A common stock so long as certain FIRPTA-related reporting requirements are satisfied. If our preferred stock does constitute a USRPI and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of our preferred stock for our Class A common stock. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be) on the excess, if any, of the fair market value of such non-U.S. stockholder’s common stock received over such non-U.S. stockholder’s adjusted basis in its preferred stock. Collection of such tax will be enforced by a refundable withholding tax at a rate of 15% of the value of the common stock. Non-U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such stockholder exchanges shares received on a conversion of our preferred stock for cash or other property.

Redemption of Preferred Stock

For a discussion of the treatment of a redemption of our preferred stock for a non-U.S. stockholder, see “—Taxation of U.S. Stockholders on a Redemption of Our Preferred Stock.”

Information Reporting Requirements and Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 24% with respect to distributions unless the stockholder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W- 8BEN, W-8BEN-E or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of our stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

A U.S. withholding tax at a 30% rate applies to dividends received by U.S. stockholders who own our stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed on proceeds from the sale of our stock received after December 31, 2018 by U.S. stockholders who own our stock through foreign accounts or foreign intermediaries. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. stockholders who fail to certify their non-foreign status to us. We will not pay any additional amounts in respect of amounts withheld.

Other Tax Consequences

Tax Aspects of Our Investments in Our Operating Partnership and Subsidiary Partnerships

The following discussion summarizes certain U.S. federal income tax considerations applicable to our direct or indirect investments in our Operating Partnership and any subsidiary partnerships or limited liability companies that we form or acquire (each individually a “Partnership” and, collectively, the “Partnerships”). The discussion does not cover state or local tax laws or any U.S. federal tax laws other than income tax laws.

Classification as Partnerships

We are entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:

•	is treated as a partnership under the Treasury Regulations relating to entity classification (the “check-the-box regulations”); and

•	is not a “publicly-traded partnership.”

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) for U.S. federal income tax purposes. We intend for our Operating Partnership to be classified as a partnership for U.S. federal income tax purposes and will not cause our Operating Partnership to elect to be treated as an association taxable as a corporation under the check-the-box regulations.

A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly-traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly-traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”). Treasury Regulations provide limited safe harbors from the definition of a publicly-traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership in which we own an interest currently qualifies for the private placement exclusion.

We have not requested and do not intend to request a ruling from the IRS that our Operating Partnership will be classified as a partnership for U.S. federal income tax purposes. If for any reason our Operating Partnership were taxable as a corporation, rather than as a partnership, for U.S. federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See “— Gross Income Tests” and “— Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “— Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay tax at U.S. federal corporate income tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and their Partners

Partners, Not the Partnerships, Subject to Tax

A partnership is not a taxable entity for U.S. federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership. Nonetheless, for the taxable years beginning after December 31, 2017, a partnership is liable for paying tax assessed pursuant to an audit adjustment unless the partnership elects to pass through such adjustments to its partners.

Partnership Allocations

Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the U.S. federal income tax laws governing partnership allocations.

Tax Allocations With Respect to Partnership Properties

Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book- tax difference.

Allocations with respect to book-tax differences are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of our Operating Partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends. We have not yet decided what method will be used to account for book-tax differences.

Sale of a Partnership’s Property

Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under Section 704(c) of the Code, any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for U.S. federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution as reduced for any decrease in the “book-tax difference.” See “— Income Taxation of the Partnerships and their Partners — Tax Allocations With Respect to Partnership Properties.” Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT qualification. See “— Gross Income Tests.” We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.

Partnership Audit Rules

The Bipartisan Budget Act of 2015 changes the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how these new rules will be implemented, it is possible that they could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of those partnerships, could be required to bear the economic burden of those taxes, interest and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and in many respects dependent on the promulgation of future regulations or other guidance by the U.S. Treasury Department. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our securities.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the U.S. federal income tax treatment of an investment in our securities. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective securityholders are urged to consult with their tax advisors regarding the effect of potential changes to the U.S. federal tax laws on an investment in our securities.

State and Local Taxes

We and/or you may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, you should consult your tax advisors regarding the effect of state and local tax laws upon an investment in our securities.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to purchasers;

•	through agents;

•	to or through underwriters;

•	through dealers;

•	in block trades;

•	through a combination of any of these methods; or

•	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other securityholders.

The prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange on which the securities may be listed.

Any public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Sales through Underwriters or Dealers

If underwriters are used in the sale of securities, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act.

We will describe the name or names of any underwriters, dealers or agents, any compensation they receive from us and the purchase price of the securities in a prospectus supplement relating to the securities.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, each series of the securities will be a new issue with no established trading market, other than shares of our Class A common stock and our Series C Preferred Stock and Series D Preferred Stock which are each currently listed on the NYSE American. We currently intend to list any shares of common stock and Series C Preferred Stock and Series D Preferred Stock sold pursuant to this prospectus on the NYSE American. However, we do not intend to apply for a listing of the Series B Preferred Stock, any of the Warrants, or the Series T Preferred Stock on any national securities exchange. We may elect to list any class or series of shares of preferred stock on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time. From time to time, we may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved.

We also may sell the securities through agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Underwriters or agents could make sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE American, the existing trading market for our Class A common stock and our Series C Preferred Stock and Series D Preferred Stock or sales made to or through a market maker other than on an exchange. Any agent may, and if acting as agent in an “at-the-market” equity offering will, be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities.

Remarketing Arrangements

Securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. These contracts would provide for payment and delivery on a specified date in the future. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which the purchaser is subject. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us in the ordinary course of their businesses.

In compliance with Financial Industry Regulatory Authority, Inc., or FINRA, guidelines, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus or any applicable prospectus supplement.

LEGAL MATTERS

The statements under the caption “Material U.S. Federal Income Tax Considerations” as they relate to U.S. federal income tax matters have been reviewed by our special tax counsel, Vinson & Elkins L.L.P., which has opined as to certain U.S. federal income tax matters relating to Bluerock Residential Growth REIT, Inc. Certain legal matters regarding the validity of the securities offered hereby and certain matters of Maryland Law have been passed upon for us by Venable LLP. If the validity of any securities, and/or any other legal matters, are also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The audited financial statements of Bluerock Residential Growth REIT, Inc. and subsidiaries as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act.

We will provide to each person, including any beneficial owner, to whom our prospectus is delivered, upon written or oral request, a copy of any or all of the information that we have incorporated by reference into our prospectus but not delivered with our prospectus. To receive a free copy of any of the documents incorporated by reference in our prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

Bluerock Residential Growth REIT, Inc.

1345 Avenue of the Americas

32nd Floor

New York, New York 10105

(212) 843-1601

Our website at www.bluerockresidential.com contains additional information about us. Our website and the information contained therein or connected thereto do not constitute a part of this prospectus or any supplement thereto.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby, of which this prospectus is a part under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the content of any contract or other document incorporated by reference in this registration statement are necessarily summaries of such contract or other document, with each such statement being qualified in all respects by such contract or other document as incorporated by reference in this registration statement. For further information regarding our company and the securities offered by this prospectus, reference is made by this prospectus to the registration statement and the schedules and exhibits incorporated therein by reference.

The registration statement and the schedules and exhibits forming a part of the registration statement are filed by us with the SEC. The registration statement, as well as our other SEC filings, are available to the public over the internet on the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating certain information about us that we have filed with the SEC by reference in this prospectus, which means that we are disclosing important information to you by referring you to those documents. We are also incorporating by reference in this prospectus information that we file with the SEC after this date. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede the information we have included in or incorporated into this prospectus.

We incorporate by reference the following documents we have filed, or may file, with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 23, 2021;

•	Our Current Reports on Form 8-K and amendments thereto on Form 8-K/A, as applicable, filed with the SEC on July 19, 2019, January 6, 2021, January 15, 2021, February 22, 2021, March 1, 2021 and March 31, 2021;

•	The description of our shares of 6.150% Series T Redeemable Preferred Stock contained in our Form 8-A, filed on April 9, 2021, including any amendments or reports filed for the purpose of updating the description;

•	The description of our shares of 6.00% Series B Redeemable Preferred Stock and Warrants to purchase shares of our Class A Common Stock contained in our Form 8-A, filed on April 18, 2018, including any amendments or reports filed for the purpose of updating the description;

•	The description of our shares of 7.125% Series D Cumulative Preferred Stock contained in our Form 8-A, filed on October 12, 2016, including any amendments or reports filed for the purpose of updating the description;

•	The description of our shares of 7.625% Series C Cumulative Redeemable Preferred Stock contained in our Form 8-A, filed on July 18, 2016, including any amendments or reports filed for the purpose of updating the description;

•	The description of our shares of 8.250% Series A Cumulative Redeemable Preferred Stock contained in our Form 8-A, filed October 20, 2015, including any amendments or reports filed for the purpose of updating the description; and

•	The description of our shares of Class A common stock contained in our Form 8-A, filed March 21, 2014, including any amendments or reports filed for the purpose of updating the description.

•	All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and on or after the date of this prospectus and prior to the termination of the offering made pursuant to this prospectus are also incorporated herein by reference and will automatically update and supersede information contained or incorporated by reference in this prospectus.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are furnished to, but not deemed “filed” with, the SEC, including our compensation committee report and performance graph (included in any proxy statement) or any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit to Form 8-K).

The Section entitled “Where You Can Find More Information” above describes how you can obtain or access any documents or information that we have incorporated by reference herein. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

Upon written or oral request, we will provide, free of charge, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into, but not delivered with, this prospectus. Such written or oral requests should be made to:

Bluerock Residential Growth REIT, Inc.

1345 Avenue of the Americas

32nd Floor

New York, New York 10105

(212) 843-1601)

In addition, such reports and documents may be found on our website at www.bluerockresidential.com. Our website and the information contained therein or connected thereto do not constitute a part of this prospectus or any supplement thereto.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

$2,500,000,000

Class A Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Units

PROSPECTUS

, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be borne by the registrant in connection with the offering described in this registration statement.

Securities and Exchange Commission Registration Fee	$272,750.00
FINRA Filing Fee	$225,500.00
Legal Fees and Expenses	$30,000.00	(1)
Accounting Fees and Expenses	$10,000.00	(1)
Printing Expenses	$15,000.00	(1)
Miscellaneous Expenses	$30,000.00	(1)
Total Expenses:	$583,250.00	(1)

II-1

(1)	Estimated. Amounts do not include expenses of preparing and printing any related prospectus supplements, listing fees, trustee fees and expenses, transfer agent fees and other expenses related to offerings of particular securities from time to time. Estimated fees and expenses associated with future offerings will be provided in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Under the Maryland General Corporation Law (the “MGCL”), a Maryland corporation may eliminate the liability of directors and officers to the corporation and its stockholders for money damages unless such liability results from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains such a provision eliminating such liability to the maximum extent permitted by Maryland law.

In addition, the MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to or in which he or she is made or threatened to be made a party or witness by reason of his or her service in that capacity and allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established:

•	the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

The MGCL prohibits us from indemnifying a director or officer who has been adjudged liable in a suit by us or on our behalf or in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received; however, indemnification for an adverse judgment in a suit by us or on our behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

The MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter authorizes us to obligate ourselves, and our bylaws require us, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors and our officers (including any director or officer who is or was serving at the request of our company as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise). In addition, our charter and our bylaws permit us, with the approval of our board of directors, to provide such indemnification and advance of expenses to any individual who served a predecessor of us in any of the capacities described above and to any employee or agent of us or a predecessor of us.

We have entered into indemnification agreements with each of our directors and our executive officers that obligate us to indemnify them to the maximum extent permitted by Maryland law. The indemnification agreements require, among other things, that we indemnify such persons to the maximum extent permitted by law, and advance to such persons all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

Item 16. Exhibits

The Exhibits furnished as part of this registration statement on Form S-3 are identified in the Exhibit Index immediately following the signature pages of this registration statement. Such Exhibit Index is incorporated herein by reference.

Item 17. Undertakings

(a)           The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(b)           The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: (i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement, and (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(c)           The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(d)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(f)            The undersigned registrant hereby undertakes that:

(1)             For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)             For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)              The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 20th day of April, 2021.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

/s/ R. Ramin Kamfar
By:	R. Ramin Kamfar,
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Bluerock Residential Growth REIT, Inc. (the “Company”), and each of us, do hereby constitute and appoint R. Ramin Kamfar, our true and lawful attorney-in-fact and agent, with full power of substitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers of the Company and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney-in-fact or agent may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-3, including specifically but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below for the Company, any and all amendments (including post-effective amendments) to such Registration Statement and any related registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that said attorney and agent, or his substitute, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form S-3 registration statement has been signed by the following persons in the following capacities on April 20, 2021.

Signature	Title	Date
/s/ R. Ramin Kamfar	Chief Executive Officer	April 20, 2021
R. Ramin Kamfar	(Principal Executive Officer)

/s/ Christopher J. Vohs	Chief Financial Officer and Treasurer	April 20, 2021
Christopher J. Vohs	(Principal Financial Officer and Principal Accounting Officer)

/s/ I. Bobby Majumder	Director	April 20, 2021
I. Bobby Majumder

/s/ Romano Tio	Director	April 20, 2021
Romano Tio

/s/ Elizabeth Harrison	Director	April 20, 2021
Elizabeth Harrison

/s/ Kamal Jafarnia	Director	April 20, 2021
Kamal Jafarnia

EXHIBIT INDEX

Effective February 22, 2013, Bluerock Enhanced Multifamily Trust, Inc. changed its name to Bluerock Multifamily Growth REIT, Inc. Effective November 19, 2013, Bluerock Multifamily Growth REIT, Inc. changed its name to Bluerock Residential Growth REIT, Inc. Effective February 27, 2013, Bluerock Enhanced Multifamily Advisor, LLC and Bluerock Enhanced Multifamily Holdings, L.P. changed their names to Bluerock Multifamily Advisor, LLC and Bluerock Multifamily Holdings, L.P., respectively. Effective November 19, 2013, Bluerock Multifamily Holdings, L.P. changed its name to Bluerock Residential Holdings, L.P. With respect to documents executed prior to the name change, the following Exhibit Index refers to the entity names used prior to the name changes in order to accurately reflect the names of the entities that appear on such documents.

Exhibit Number	Description
1.1*	Form of Underwriting Agreement for the securities registered hereby
3.1	Articles of Amendment and Restatement of the registrant, incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 5 to the registrant’s Registration Statement on Form S-11 (No. 333-153135)
3.2	Articles of Amendment of the registrant, incorporated by reference to Exhibit 3.3 to Pre-Effective Amendment No. 2 to the registrant’s Registration Statement on Form S-11 (No. 333-184006)
3.3	Second Articles of Amendment and Restatement of the registrant, incorporated by reference to Exhibit 3.3 to Pre-Effective Amendment No. 5 to the registrant’s Registration Statement on Form S-11 (No. 333-192610)
3.4	Articles of Amendment to the Second Articles of Amendment and Restatement of the registrant, dated March 26, 2014, incorporated by reference to Exhibit 3.6 to Pre-Effective Amendment No. 5 to the registrant’s Registration Statement on Form S-11 (No. 333-192610)
3.5	Articles of Amendment to the Second Articles of Amendment and Restatement of the registrant, dated March 26, 2014, incorporated by reference to Exhibit 3.7 to Pre-Effective Amendment No. 5 to the registrant’s Registration Statement on Form S-11 (No. 333-192610)
3.6	Articles of Amendment to the Second Articles of Amendment and Restatement of the registrant, dated March 31, 2014, incorporated by reference to Exhibit 3.3 to the registrant’s Current Report on Form 8-K filed April 1, 2014
3.7	Articles of Amendment to the Second Articles of Amendment and Restatement of the registrant, dated March 31, 2014, incorporated by reference to Exhibit 3.4 to the registrant’s Current Report on Form 8-K filed April 1, 2014
3.8	Articles Supplementary of the registrant dated October 20, 2015, incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on October 21, 2015
3.9	Articles Supplementary of the registrant dated December 16, 2015, incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on December 22, 2015
3.10	Articles Supplementary of the registrant, dated February 26, 2016, incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed March 1, 2016
3.11	Articles Supplementary of the registrant, dated March 29, 2016, incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed March 29, 2016
3.12	Articles Supplementary of the registrant, dated July 15, 2016, incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed July 18, 2016
3.13	Articles Supplementary of the registrant, dated October 10, 2016, incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed October 12, 2016
3.14	Articles Supplementary of the registrant, dated July 20, 2017, incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on July 21, 2017

Exhibit Number	Description
3.15	Articles Supplementary of the registrant, dated October 26, 2017, incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on November 6, 2017
3.16	Articles Supplementary of the registrant, dated November 14, 2017, incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on November 20, 2017
3.17	Certificate of Correction, dated May 11, 2018, to the Articles Supplementary of the registrant, dated February 6, 2016, incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on May 14, 2018
3.18	Articles Supplementary of the registrant, dated November 16, 2018, incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on November 19, 2018
3.19	Articles of Amendment to the Second Articles of Amendment and Restatement of the registrant, dated October 28, 2019, incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed October 31, 2019
3.20	Articles Supplementary of the registrant, dated November 13, 2019, incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed November 19, 2019
3.21	Third Amended and Restated Bylaws of the registrant, incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on May 9, 2017
4.1	Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated April 2, 2014, incorporated by reference to Exhibit 10.1 to the registrant’s current Report on Form 8-K filed on April 8, 2014
4.2	First Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P. dated October 21, 2015, incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on October 21, 2015
4.3	Second Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated December 21, 2015, incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed on December 22, 2015
4.4	Third Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated March 1, 2016, incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed March 1, 2016
4.5	Fourth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated March 29, 2016, incorporated by reference to Exhibit 99.1 to the registrant’s Current Report on Form 8-K filed on April 19, 2016
4.6	Fifth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated July 15, 2016, incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed July 18, 2016
4.7	Sixth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated October 11, 2016, incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed October 12, 2016

Exhibit Number	Description
4.8	Seventh Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated July 21, 2017, incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed on July 21, 2017
4.9	Eighth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated October 31, 2017, incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on November 6, 2017
4.10	Ninth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated November 15, 2017, incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed on November 20, 2017
4.11	Tenth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated August 6, 2018, incorporated by reference to Exhibit 10.6 to the registrant’s quarterly report on Form 10-Q filed on August 8, 2018
4.12	Eleventh Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated November 16, 2018, incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed on November 19, 2018
4.13	Twelfth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated November 19, 2019, incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on November 19, 2019
4.14*	Form of Articles Supplementary
4.15*	Form of Note
4.16*	Form of Deposit Agreement (including form of Depositary Receipt) for Depositary Shares
4.17*	Form of Warrant Agreement
4.18*	Form of Warrant
4.19*	Form of Unit
4.20	Form of Senior Indenture, between Bluerock Residential Growth REIT, Inc. and one or more trustees to be named
4.21	Form of Subordinated Indenture, between Bluerock Residential Growth REIT, Inc. and one or more trustees to be named
4.22	Letter Agreement, by and between Bluerock Residential Growth REIT, Inc. and Cetera Financial Group, Inc., dated as of February 6, 2017, incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on February 8, 2017
5.1	Opinion of Venable LLP as to the legality of the securities being registered
8.1	Opinion of Vinson & Elkins LLP regarding certain federal income tax consequences
23.1	Consent of Venable LLP (included in Exhibit 5.1)
23.2	Consent of Vinson & Elkins LLP (included in Exhibit 8.1)
23.3	Consent of Grant Thornton LLP
23.4	Consent of BDO USA, LLP
24.1	Power of Attorney (included in our signature page hereto)
25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture

*	To be filed, if necessary, by amendment as an exhibit to a report filed under the Securities Exchange Act of 1934, and incorporated herein by reference.
**	To be filed, if necessary, separately under the electronic form type 305B2.